Exhibit 99.1

CONFIDENTIAL PORTIONS OMITTED

**Indicates that confidential portions are omitted and filed separately with the Commission

ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT (this “Agreement”) is executed as of the 12th day of June, 2003, by and among POWERWAVE TECHNOLOGIES, INC., a Delaware corporation (“Buyer”), ERICSSON AMPLIFIER TECHNOLOGIES INC., a New York corporation (“Seller”) and, solely to the extent indicated herein, MICROWAVE POWER DEVICES, INC., a Delaware corporation (“MPD”) and ERICSSON AB, a Swedish corporation (“EAB”).

R E C I T A L S

WHEREAS, Seller is engaged in the business of designing, manufacturing and marketing advanced radio frequency power amplifiers for use in wireless communications networks; and

WHEREAS, Seller desires to sell certain of its assets related to its advanced radio frequency power amplifier products operations and business as currently conducted by Seller, excluding any tangible or intangible assets related to Seller’s Victory, Eagle and WBTS operations and business (the “Business”); and

WHEREAS, subject to the terms and conditions of this Agreement, Buyer desires to purchase and Seller desires to sell and transfer to Buyer, the assets, operations and business related to the Business as described herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, Seller and Buyer hereby agree as follows:

ARTICLE 1

PURCHASE AND SALE OF ASSETS

1.1 Agreement to Purchase and Sell. On the terms and subject to the conditions of this Agreement, Seller agrees to sell, convey, transfer, assign and deliver to Buyer, free and clear of all liens, claims and encumbrances, and Buyer agrees to purchase and assume from Seller all of (a) the assets and properties described in Section 1.2 (all such assets and properties being herein collectively referred to as the “Assets” and individually referred to as an “Asset”), and (b) the Assumed Liabilities (as defined in Section 2.1). The Assets purchased shall not include the Excluded Assets (as defined in Section 1.3).

1.2 Assets to Be Conveyed. The Assets shall consist solely of the following:

(a) Equipment. All of Seller’s furniture, fixtures, equipment, machinery, apparatus, appliances, vehicles, implements and other tangible personal property listed on Schedule 1.2(a) (other than the Inventories), and all technical and descriptive materials in Seller’s possession related thereto (the “Equipment”).

(b) Inventory. All of Seller’s raw materials, work-in-process and finished goods inventories located at, out on rental from, on order for or in transit to Seller on the Closing Date listed on Schedule 1.2(b) (the “Inventories”).

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(c) Assumed Contracts. All of Seller’s right, title and interest to and under the contracts and agreements described on Schedule 1.2(c) (the “Assumed Contracts”).

(d) Permits. To the extent transferable, all right, title and interest of Seller as of the Closing (as defined below) in, to and under all permits and licenses relating to the Assets.

(e) Real Property. The real property located in Hauppauge, New York, as such real property is more specifically described on Schedule 1.2(e), together with Seller’s right, title and interest in all buildings, fixtures and improvements thereon (collectively, the “Real Property”).

(f) Intangible Assets. All customer lists, trademarks, trade names, service marks, copyrights, processes, trade secrets, proprietary and technical information, know-how, bills of material, parts lists, software, blue prints, schematics, other trade rights and other intangible assets relating solely to the Business, together with all rights to, and licenses and franchises for, any of the foregoing, including, but not limited to the intangible assets related to the products listed on Schedule 1.2(f) (collectively, the “Intangible Assets”).

1.3 Assets Not to Be Conveyed. Notwithstanding anything to the contrary contained herein, the Assets shall not include any other assets and contracts of Seller not specifically listed in Section 1.2 hereof, including, but not limited to, those assets and contracts listed on Schedule 1.3 (collectively, the “Excluded Assets”).

1.4 Liabilities Not Assumed. Except for the Assumed Liabilities (as defined in Section 2.1 below), in no event shall Buyer be required to assume or in any way become responsible or liable for, or be deemed to have assumed or become liable for, any duty, obligation, debt or liability of Seller, whether or not related to the Assets, except as specifically provided herein, or otherwise expressly assumed in writing by Buyer; it being expressly acknowledged that it is the intention of the parties hereto that all duties, obligations, debts and liabilities of Seller (other than obligations expressly assumed by Buyer herein) shall be and remain solely duties, obligations, debts and liabilities of Seller (collectively, the “Excluded Liabilities”).

1.5 Non-Assignable Contracts. In the case of any contracts or agreements which by their terms or by virtue of their subject matter are not assignable without the consent of a third party (collectively, the “Non-Assignable Contracts”), Seller will use its reasonable efforts to permit Buyer to obtain, prior to the Closing, any written consents necessary to convey to Buyer the benefit thereof. In the event that any third party to a Non-Assignable Contract has not consented to an assignment thereof to Buyer for any reason, then Buyer shall have no liability or obligation to Seller, such third party of any other party with respect to such Non-Assignable Contract and such Non-Assignable Contract shall be deemed to not be an Asset or an Assumed Contract pursuant to the terms of this Agreement.

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ARTICLE 2

PURCHASE PRICE

2.1 Purchase Price.

The total consideration (the “Purchase Price”) to be paid by Buyer to Seller as consideration for the sale of the Assets to Buyer shall be the sum of (i) Nine Million Eight Hundred Twenty Thousand Four Hundred Dollars ($9,820,400) (the “Cash Payment”), plus (ii) the payment and assumption by Buyer of only those liabilities and obligations of Seller identified on Schedule 2.1 (the liabilities and obligations listed on Schedule 2.1 being referred to as the “Assumed Liabilities”).

2.2 Payment of Purchase Price. The Purchase Price shall be payable by Buyer to Seller on the Closing Date by wire transfer.

2.3 Allocation of Purchase Price. The Purchase Price shall be allocated among the Assets in the manner set forth in Exhibit A attached hereto (the “Purchase Price Allocation”), which shall be agreed upon between the parties and attached hereto within 30 days after the Closing Date. Each of the parties, when reporting the transactions consummated hereunder in their respective Tax Returns (as hereinafter defined), shall allocate the Purchase Price paid or received, as the case may be, in a manner that is consistent with the Purchase Price Allocation set forth in Exhibit A hereto. Additionally, each of the parties will comply with, and furnish the information required by Section 1060 of the Internal Revenue Code of 1986, as amended (the “Code”), and any regulations thereunder.

ARTICLE 3

CLOSING

3.1 Time and Place of Closing. The sale and purchase of the Assets pursuant to this Agreement (the “Closing”) shall take place on June 18, 2003, at the principal offices of Seller, or at such other time and place as the parties may agree. The date of Closing is referred to in this Agreement as the “Closing Date”. The parties agree that time is of the essence with respect to the foregoing and all other time periods set forth herein.

3.2 Actions Taken at Closing by Seller. At the Closing, Seller, MPD and EAB, as applicable, shall execute and deliver the following to Buyer, all of which shall constitute conditions precedent to Buyer’s obligations to close hereunder:

(a) a bill of sale (the “Bill of Sale”), substantially in the form of Exhibit B attached hereto;

(b) an assignment and assumption agreement (the “Assignment and Assumption Agreement”) substantially in the form of Exhibit C attached hereto;

(c) that certain Transition Services Agreement, substantially in the form of Exhibit D attached hereto, by and between Buyer and Seller (the “Transition Services Agreement”);

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(d) that certain Patent License Agreement, substantially in the form of Exhibit E attached hereto, by and between Telefonaktiebolaget LM Ericsson (“LME”) and Buyer (the “Patent License Agreement”);

(e) that certain Specific Purchase Agreement, in the form of Exhibit F attached hereto, by and between EAB and Buyer (the “SPA”);

(f) evidence of the receipt of all third party consents necessary to enable Seller to assign the Assumed Contracts identified on Schedule 1.2(c) hereof to Buyer;

(g) the following Real Property transfer documentation (collectively, the “Real Property Transfer Documentation”)

(i) a deed with covenants of special warranty, duly executed and acknowledged by Seller, and in form for recording, conveying good, marketable and indefeasible fee simple title to the Real Property to Purchaser, subject to matters of record as of the Closing Date;

(ii) if applicable, a Non-Foreign Status Affidavit, or other notice to the transferee that the gain or loss on the transfer of the Real Property is exempt from taxation, in either event, complying with the requirements of Section 1445 of the Internal Revenue Code of 1986, as amended;

(iii) escrow instructions in the form attached hereto as Exhibit G; and

(iv) such other instruments, affidavits and tax returns as are customarily executed by the seller of an interest in real property in connection with recording of a deed to the Real Property in the state and county where such Real Property is located.

(h) the Buyer shall have received a certificate executed by an executive officer of the Seller and MPD dated as of the Closing Date and reasonably satisfactory in form and substance to Buyer, certifying that (i) each of the representations and warranties of Seller and MPD contained herein was true and correct when made and is true and correct on and as of the Closing Date with the same force and effect as if such representations and warranties had been made on the Closing Date, (ii) Seller and MPD have each performed and complied with all of its respective covenants required to have been performed or complied with by it pursuant hereto on or prior to the Closing Date, and (iii) all of the conditions precedent to Buyer’s obligations the satisfaction of which was the responsibility of the Seller or MPD have been satisfied, except to the extent waived by Buyer;

(i) such other agreements, documents and/or instruments, including specific assignments, bills of sale, UCC termination statements (if applicable) and other instruments of conveyance and transfer, as may be reasonably necessary to transfer, convey and deliver the Assets from Seller to Buyer and to vest in Buyer title thereto free and clear of all liens, claims and encumbrances (except, with respect to the Real Property, encumbrances and other matters of record on the Closing Date); and

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(j) a Phase II environmental study based on a mutually agreed scope of work regarding the Real Property (“Phase II Report”).

3.3 Actions Taken at Closing by Buyer. At the Closing, Buyer shall execute and deliver to Seller the following, all of which shall constitute conditions precedent to Seller’s obligations to close hereunder:

(a) the Purchase Price by wire transfer;

(b) the Bill of Sale;

(c) the Assignment and Assumption Agreement;

(d) the Transition Services Agreement;

(e) the Patent License Agreement;

(f) the SPA;

(g) such items included within the Real Property Transfer Documentation which are required to be signed by Buyer;

(h) The Seller shall have received a certificate executed by an executive officer of Buyer dated as of the Closing Date and reasonably satisfactory in form and substance to Seller, certifying that (i) each of the representations and warranties of Buyer contained herein was true and correct when made and is true and correct on and as of the Closing Date with the same force and effect as if such representations and warranties had been made on the Closing Date, (ii) Buyer has performed and complied with all of its covenants required to have been performed or complied with by it pursuant hereto on or prior to the Closing Date, and (iii) all of the conditions precedent to Seller’s obligations the satisfaction of which was the responsibility of the Buyer have been satisfied, except to the extent waived by Seller; and

(i) such other agreements, documents and/or instruments, including specific assignments, bills of sale and other instruments of conveyance and transfer, as may be reasonably necessary to transfer, convey and deliver the Assets from Seller to Buyer and to vest in Buyer title thereto free and clear of all liens, claims and encumbrances (except, with respect to the Real Property, encumbrances and matters of record as of the Closing Date).

3.4 Documentation. Promptly following the Closing, Seller shall furnish Buyer a copy of the technical documentation, descriptive materials and all other materials in Seller’s possession representing the Intangible Assets being transferred to Buyer pursuant to this Agreement.

3.5 Termination. This Agreement may be terminated and the transactions herein contemplated may be abandoned at any time prior to the Closing:

(a) By mutual written consent of Buyer and Seller; or

(b) By Buyer or Seller, if the transactions contemplated by this Agreement have not been consummated on or before June 25, 2003 (provided that the provisions of Section 13.8 shall survive such termination).

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ARTICLE 4

PERSONNEL AND EMPLOYEE BENEFITS

4.1 Personnel. Buyer covenants and agrees that, immediately upon the Closing, it will offer employment to each of the employees of Seller listed on Schedule 4.1 (the “Employees”). Purchaser further covenants and agrees to provide each such Employee the compensation and benefits set forth on Schedule 4.1. Seller shall not interfere with Buyer’s offer of employment and Seller shall not encourage or incentivize any such employee to not accept Buyer’s offer of employment to such employee. Buyer undertakes not to terminate the employment of the Employees within 180 days of the Closing Date other than for cause or resignations submitted by the Employees. Buyer shall recognize the years of service during which each of the Employees was employed by Seller during the 180 day period following the Closing Date for purposes of providing severance and termination benefits comparable to those contained in Schedule 4.1.

4.2 Employee Benefits. Buyer is not required to assume, adopt or accept any other employee benefit plan, contract, practice, program, policy or arrangement of any kind of Seller, including, without limitation, any stock option, bonus, compensation, retirement, profit sharing, vacation (including accrued vacation), medical, disability benefit, life insurance or severance pay plan (including retention bonus obligations), contract, practice, program, policy or arrangement and shall have no liability whatsoever under any such employee benefit plan, contract, practice, program, policy or arrangement.

4.3 Transition of Employees. The Parties agree to work together in good faith to assist each Employee who is currently working for Seller under a temporary working visa (such as H-1B or L-1 visa) in such Employee’s transfer of employment from Seller to Buyer. In connection therewith and to the extent deemed reasonably practicable by Seller at its sole discretion, Seller will retain such Employee as an employee of Seller for such a period of time as may be determined by Seller in its sole discretion to facilitate such Employee’s application for a temporary working visa for such Employee’s employment with Buyer; provided that nothing herein shall require Seller to take any action that may violate any of the applicable law or the policies of Seller.

ARTICLE 5

SELLER’S AND MPD REPRESENTATIONS AND WARRANTIES

Seller and, solely to the extent expressly indicated below, MPD and EAB, each represents and warrants to Buyer as follows:

5.1 Organization and Standing. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of New York and MPD is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

5.2 Authority. Seller has full power and authority to own the Assets and to conduct its business as it is now being conducted and Seller and MPD each has the full power and authority to execute and deliver this Agreement and the other agreements and documents contemplated hereby and to carry out the terms and obligations hereof and thereof. Seller and MPD each has taken all action necessary to authorize the execution, delivery and performance of this Agreement and the other agreements and documents contemplated hereby.

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5.3 Execution and Delivery. This Agreement has been, and the other agreements and documents contemplated hereby have been or at Closing will be, duly executed by Seller, EAB and MPD, as applicable, and each constitutes the valid and binding obligation of Seller, EAB and MPD, as applicable, enforceable in accordance with their respective terms and conditions, except as enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws and judicial decisions affecting the rights of creditors generally, and by general principles of equity (whether applied in a proceeding at law or in equity).

5.4 Compliance with Laws, Permits and Instruments. Seller is not in violation of or default under, and the execution and delivery of this Agreement and the other agreements and documents contemplated hereby by Seller will not violate or be in conflict with or result in the creation or imposition of any lien, charge or encumbrance under (a) any provision of the certificate of incorporation or bylaws of Seller, (b) any federal, state or local law, statute, regulation or ordinance applicable to Seller or any of the Assets, or (c) any material provision of any contract or other agreement to which Seller is a party and by which any of the Assets are bound, the violation of which would have a material adverse effect on the Assets or on Buyer’s ability to use the Assets as currently utilized by Seller. To the best of Seller’s knowledge, Seller is in compliance in all material respects with all federal, state or local laws, statutes, regulations or ordinances governing or applicable to the Assets.

5.5 Consents. Except as otherwise provided on Schedule 5.5 hereof, no approval, consent, authorization or action of or filing with any governmental body or other third party is required on the part of Seller in connection with (a) the execution, delivery or performance by Seller of this Agreement or the other agreements and documents contemplated hereby, or (b) the consummation by Seller of the transactions contemplated herein (the “Transactions”).

5.6 Title to Assets; Liens. Except as provided on Schedule 5.6 hereof, Seller has, and shall convey to Buyer at the Closing, good and marketable title to all of the Assets, free and clear of any mortgages, liens, security interests, pledges, claims and other encumbrances of any kind or nature whatsoever (collectively, the “Liens”); provided, however, that the Real Property will be conveyed subject to all matters of record on the Closing Date, and no representations or warranties are made as to such record. No mortgage, financing statement or similar document that names Seller as debtor or obligor and that covers any of the Assets is on file in any jurisdiction and Seller has not signed any presently effective security agreement authorizing any secured party thereunder to file any such financing statement. The execution, delivery and performance of this Agreement by Seller will not result in the creation or imposition of any Lien on any of the Assets.

5.7 Litigation. No legal action, suit or proceeding or judicial, administrative or governmental investigation is pending or, to the knowledge of Seller, threatened against Seller that either (a) questions or might question the validity of this Agreement or any actions taken or to be taken by Seller pursuant hereto or seeks to enjoin or otherwise restrain the transactions contemplated hereby, or (b) that would have a material adverse effect on the Business, the Assets, or Seller’s ability to consummate the Transactions.

5.8 Assumed Contracts. Seller has previously delivered or made available to Buyer true, correct and complete copies of the Assumed Contracts described on Schedule 1.2(c). Except for the Assumed Contracts there are no other contracts, agreements, licenses or other instruments which, if terminated or breached, would or could reasonably be expected to have a material adverse effect on the Assets or on Buyer’s ability to use the Assets in the same manner used

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by Seller in connection with the Business. Each of the Assumed Contracts is a valid and binding obligation of Seller and the other parties thereto, enforceable in accordance with its terms, except as may be affected by bankruptcy, insolvency, moratorium or similar laws affecting creditors’ rights generally and general principles of equity relating to the availability of equitable remedies. There have not been any defaults by Seller or, to the knowledge of the Seller, defaults or any claims of default or claims of nonenforceability by the other party or parties under or with respect to any of Assumed Contracts which, individually or in the aggregate, would have a material adverse effect on any of the Assets, and there are no facts or conditions that have occurred or that are anticipated to occur which, with the passage of time or the giving of notice, would constitute a default by Seller, or to the knowledge of the Seller, by the other party or parties under any of the Assumed Contracts, which would have a material adverse effect on the Assets, whether through the creation or imposition of any Lien upon any of the Assets or otherwise.

5.9 Taxes. Seller has filed, or caused to be filed, on or prior to the Closing Date, all federal, state and local tax returns required to be filed by it with respect to its business or the Assets (including, without limitation, income, sales, use, franchise, unemployment, payroll, withholding and property taxes). Seller has discharged or caused to be discharged, as the same have become due, all taxes attributable or relating to its business or the Assets for any period or periods ending on or before the Closing Date.

5.10 Intellectual Property. Except as otherwise provided in Schedule 5.10:

(a) Seller owns all right, title and interest in and to the Intangible Assets, and the Intangible Assets, together with the patents licensed to Buyer by LME pursuant to the terms of the Patent License Agreement (the “Licensed IP” and together with the Intangible Assets, collectively, the “Intellectual Property Rights”) constitute all the intellectual property owned or licensed by Seller, LME, MPD, or EAB necessary to utilize the Assets consistent with the conduct of the Business prior to the Closing.

(b) No claims have been asserted against Seller, LME or EAB by any person challenging their use or distribution (including manufacture, marketing license, or sale) of any Intellectual Property Rights. To the knowledge of Seller, there is no valid basis for any claim of the type specified in this Section 5.10(b).

(c) To Seller’s and EAB’s knowledge, no Intellectual Property Rights and no use or prior use by Seller or EAB of any Intellectual Property Rights (including distribution, manufacture, marketing, license or sale), violates any right of any third party, including, without limitation, infringement of or misappropriation of intellectual property.

(d) To the knowledge of the Seller and EAB, no third party is violating, infringing, or misappropriating any Intellectual Property Right.

(e) Neither the Seller, LME nor EAB has granted to any third party any exclusive rights of any kind with respect to any of the Intellectual Property Rights, including territorial exclusivity or exclusivity with respect to particular versions, implementations or translations of any of the Intellectual Property Rights, which would interfere with Buyer’s ability to conduct the Business as currently conducted after the Closing.

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(f) In the event that Buyer hires any Employees in connection with the Transactions, each such Employee shall be free to disclose to Buyer and Buyer’s employees, advisors, agents and representatives (to the extent permitted by Buyer), and to use in connection with their employment with Buyer, all information known to such Employee relating solely to the Business, the Intellectual Property Rights and the Assets.

5.11 Employee Claims. Seller has not received notice of any charges of employment discrimination, wrongful termination, unfair labor practices or any other claim, with respect to any Employee.

5.12 Product Warranties. Except as expressly set forth in Schedule 5.12, Seller has not made or given any Warranties relating to the Business to the extent such Warranties relate to or affect any of the Assumed Liabilities. “Warranties” shall mean all obligations to service, repair, replace, credit, refund and other obligations based upon or arising out of express and implied warranties made or deemed made in connection with the license or sale of goods or the performance of services by Seller. To the best of Seller’s knowledge, the upgrades currently being implemented for Lucent and Unique by Seller will correct all variances from the applicable product specification known to Seller on the Closing Date.

5.13 Condition of Assets.

(a) The Assets constitute all of the assets and rights which are necessary to perform the Warranty obligations included in the Assumed Liabilities.

(b) Except as expressly set forth in this Article 5, the Assets are being sold and delivered to Buyer “AS IS” and “WHERE IS” and without any representation, guarantee or warranty of Seller, express or implied, of any kind, whether arising by law or otherwise.

(c) WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, BUYER UNCONDITIONALLY AGREES THAT AS BETWEEN BUYER AND SELLER THE ASSETS AND EACH PART THEREOF IS TO BE SOLD AND PURCHASED IN AN AS IS, WHERE IS CONDITION AS AT THE CLOSING DATE, AND NO TERM, CONDITION, WARRANTY, REPRESENTATION OR COVENANT OF ANY KIND HAS BEEN ACCEPTED, MADE OR IS GIVEN BY SELLER OR ITS SERVANTS OR AGENTS IN RESPECT OF THE VALUE, QUALITY, DURABILITY, DATE PROCESSING, CONDITION, DESIGN, OPERATION, DESCRIPTION, MERCHANTABILITY OR FITNESS FOR USE OR PURPOSE OF THE ASSETS OR ANY PART THEREOF, AS TO THE ABSENCE OF LATENT, INHERENT OR OTHER DEFECTS (WHETHER OR NOT DISCOVERABLE), OR AS TO THE COMPLETENESS OR CONDITION OF THE ASSETS; AND ALL CONDITIONS, WARRANTIES AND REPRESENTATIONS (OR OBLIGATION OR LIABILITY, IN CONTRACT OR IN TORT) IN RELATION TO ANY OF THOSE MATTERS, EXPRESSED OR IMPLIED, STATUTORY OR OTHERWISE, ARE EXPRESSLY EXCLUDED.

5.14 Real Property.

(a) Seller has good and insurable fee title to the Real Property, free and clear of all liens and encumbrances other than (i) any liens for taxes, assessments or other governmental charges that are not yet due and payable or that may be thereafter paid without penalty, or that are being contested in good faith by appropriate proceedings, (ii) easements, covenants, rights of way,

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and other encumbrances or restrictions shown on the title commitment or survey previously delivered to Buyer by Seller, (iii) any grants or reservations of surface or subsurface rights of others in and to the removal and mining of oil, gas or minerals, including rights of ingress or egress with respect thereto, (iv) zoning, building, land use and other restrictions imposed by any governmental body or agency, and (v) easements, covenants, rights-of-way or other encumbrances, restrictions or imperfections of title not shown on the title commitment or survey previously delivered to Buyer by Seller.

(b) There is no pending or, to Seller’s knowledge, threatened condemnation, eminent domain or similar proceeding affecting the Real Property or any portion thereof.

(c) All of the copies of the documents and materials relating to the Real Property (“Property Documents”) delivered to Buyer are true, correct and complete copies of their respective originals, and any contracts included therein are, and at the time of Closing will be, in full force and effect, without default (or receipt of notice of default to) by Seller, or to Seller’s knowledge any other party thereto. There are no other agreements affecting or relating to the Real Property (including, but not limited to, any option or other right to lease or acquire the Real Property) other than those in the Real Property Documents that have been delivered to Buyer.

(d) Hazardous Substances.

(i) Definitions. As used herein, the following terms shall have the following meanings:

(A) “Environmental Laws” means any and all past, present and future federal, state and local laws (whether under common law, statute, rule, regulation or otherwise), permits and other requirements of governmental authorities relating to the environment or to any Hazardous Substance or Hazardous Substance Activity, including, without limitation: (i) the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq., (ii) the Clean Water Act, 33 U.S.C. Section 1251 et seq., (iii) the Resource and Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq., (iv) the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq., or (v) the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801 et seq., all as amended from time to time.

(B) “Hazardous Substance” means (i) asbestos or and asbestos containing material, (ii) urea formaldehyde foam insulation; (iii) any chemical, compound, material, mixture or substance that is now or hereafter defined, or listed in, or otherwise classified pursuant to, any law, rule, regulation or under common law as a “hazardous substance,” “hazardous material,” “hazardous waste,” “extremely hazardous waste,” “infectious waste,” “toxic substance,” “toxic pollutant” or any other formulation intended to define, list or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity, reproductive toxicity, or “EP toxicity” and (iv) petroleum, oil, natural gas, natural gas liquids, liquefied natural gas, synthetic gas usable for fuel (or mixtures of natural gas and such synthetic gas), ash produced by a resource recovery facility utilizing a municipal solid waste stream, and drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources.

(C) “Hazardous Substance Activity” means any actual, proposed or threatened storage, holdings, existence, release, threatened release, emission, discharge, use,

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generation, processing, abatement, removal, disposition, handling or transportation of any Hazardous Substance from, under, into in or on the Real Property or surrounding property.

(ii) Hazardous Substances Notices. Seller has not received any notice from any governmental authority alleging a violation of Environmental Laws with respect to the Real Property.

ARTICLE 6

BUYER’S REPRESENTATIONS AND WARRANTIES

Buyer represents and warrants to Seller as follows:

6.1 Organization and Standing. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

6.2 Authority. Buyer has full power and authority to conduct its business as now being conducted and to execute and deliver this Agreement and all of the other agreements and documents contemplated hereby and to carry out the terms and obligations hereof and thereof. Buyer has taken all action necessary to authorize the execution, delivery and performance of this Agreement and all of the other agreements and documents contemplated hereby.

6.3 Execution and Delivery. This Agreement has been, and the other agreements and documents contemplated hereby at Closing will be, duly executed by Buyer and each constitutes the valid and binding obligation of Buyer, enforceable in accordance with their respective terms and conditions, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or similar laws and judicial decisions affecting the rights of creditors generally, and by general principles of equity (whether applied in a proceeding at law or in equity).

6.4 Compliance with Laws, Permits and Instruments. Buyer is not in violation of or default under, and the execution and delivery of this Agreement and the other agreements and documents contemplated hereby by Buyer will not violate or be in conflict with or result in the creation or imposition of any lien, charge or encumbrance under (a) any provision of the certificate of incorporation or bylaws of Buyer, (b) any federal, state or local law, statute, regulation or ordinance applicable to Buyer or any of its assets, or (c) any material provision of any contract or other agreement to which Buyer is a party or by which any of its assets are bound. To the best of Buyer’s knowledge, Buyer is in compliance in all material respects with all federal, state or local laws, statutes, regulations or ordinances governing or applicable to the Assets.

6.5 Consents. No approval, consent, authorization or action of or filing with any governmental body or other third party is required on the part of Buyer in connection with (a) the execution, delivery or performance by Buyer of this Agreement or the other agreements and documents contemplated hereby or (b) the consummation by Buyer of the Transactions.

6.6 Litigation. No legal action, suit or proceeding or judicial, administrative or governmental investigation is pending or, to the knowledge of Buyer, threatened against Buyer that either (a) questions or might question the validity of this Agreement or any actions taken or to be taken by Buyer pursuant hereto or seeks to enjoin or otherwise restrain the transactions contemplated

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hereby, or (b) or would have a material adverse effect on Buyer’s ability to consummate the Transactions.

ARTICLE 7

BUYER’S COVENANTS

Buyer agrees, subsequent to the execution of this Agreement, to use all reasonable efforts to cause the consummation of the Transactions in accordance with the terms and conditions of this Agreement, including providing reasonable cooperation in obtaining all necessary third party consents.

ARTICLE 8

SELLER’S COVENANTS

Seller agrees that, subsequent to the execution of this Agreement, on or prior to the Closing:

8.1 Consummation of Transaction. Seller agrees to use all reasonable efforts to cause the consummation of the Transactions in accordance with the terms and conditions of this Agreement.

8.2 Business Operations.

(a) Seller shall operate the Business only in the ordinary course and will not, without the prior written consent of Buyer, introduce any new method of management of operation and Seller shall use all reasonable efforts to preserve the Business intact;

(b) Seller shall promptly notify Buyer of any lawsuit or other legal proceeding that is commenced, or that is threatened, in writing, against Seller and that relates to any of the Assets or the Transactions;

(c) Seller shall promptly notify Buyer in writing of the occurrence of any breach or default of any Assumed Contract; and

(d) Seller shall promptly notify Buyer in writing of the destruction or loss of any material Asset.

8.3 Access. Seller shall permit Buyer and its authorized representatives reasonable access during business hours to, and make available for inspection of, the Assets and Business of Seller and the Employees, and furnish Buyer all documents, records and information solely with respect to the Business and Assets as Buyer and its representatives may reasonably request, all for the sole purpose of permitting Buyer to become familiar with the Business and Assets of Seller and the Employees. Buyer agrees that certain information to be furnished is confidential to Seller and the Business, and agrees to hold such information in confidence and not use it other than to complete the transactions contemplated hereby.

8.4 Approvals of Third Parties. As soon as practicable after the execution of this Agreement, Seller will use its reasonable efforts to cooperate with Buyer to secure all necessary

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approvals and consents of third parties necessary for the consummation of the transactions contemplated hereby.

8.5 Termination of Liens. Seller hereby covenants that Seller shall have effectuated the removal and termination of any Liens affecting any of the Assets and provided Buyer with evidence of releases by any holders of any claims they may have against the Assets. If it is determined at any time hereafter that Seller failed to remove or cause to be removed, without liability or cost or expense to Buyer and without the disposition or diminution in the value of any of the Assets, any Lien on any of the Assets that was in existence on or prior to the Closing Date, or if any Lien is imposed or placed on any of the Assets (or any replacements thereof) after the Closing Date as a result of any act or omission of Seller, occurring on, prior to or after the Closing Date, then, without limiting any other right or remedy the Buyer may have, Seller shall, cause such Lien to be removed at no expense or liability to Buyer, and without any disposition or diminution in the value of any of the Assets.

ARTICLE 9

BUYER’S CONDITIONS PRECEDENT

Except as may be waived in writing by Buyer, the obligations of Buyer hereunder are subject to the fulfillment at or prior to the Closing of each of the following conditions:

9.1 Representations and Warranties. The representations and warranties of Seller contained herein shall be true and correct as of the Closing Date with the same force and effect as if such representations and warranties had made on and as of the Closing Date, except (a) with respect to those representations and warranties specifically made as of an earlier date (in which case such representations and warranties shall be true as of such earlier date) and (b) for changes that occur after the date hereof that are expressly permitted by the terms of this Agreement or in writing by Buyer, and at Closing, Seller will certify to that effect.

9.2 Covenants. Seller shall have performed and complied in all material respects with all covenants or conditions required by this Agreement to be performed and complied with by it prior to the Closing.

9.3 Actions at Closing. Seller shall have taken all actions required of it pursuant to Section 3.2 of this Agreement.

9.4 Proceedings. No action, proceeding or order by any court or governmental body or agency shall have been threatened in writing or otherwise, asserted, instituted or entered to restrain or prohibit the carrying out of the Transactions.

9.5 No Material Adverse Change. No material adverse change to the Business or the Assets shall have occurred, or an event which with the passage of time might result in such material adverse change, after the date hereof and prior to the Closing.

9.6 Consents. Seller shall have received all necessary consents to the assignment to Buyer of the Assumed Contracts.

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9.7 Septic Tanks. Seller shall have completed the cleaning and pumping of the septic tanks and entire sanitary leaching system located on the Real Property to the reasonable satisfaction of Buyer.

ARTICLE 10

SELLER’S CONDITIONS PRECEDENT

Except as may be waived in writing by Seller, the obligations of Seller hereunder are subject to fulfillment at or prior to the Closing of each of the following conditions:

10.1 Representations and Warranties. The representations and warranties of Buyer contained herein shall be true and correct as of the Closing Date with the same force and effect as if such representations and warranties had been made on and as of the Closing Date, except (a) with respect to those representations and warranties specifically made as of an earlier date (in which case such representations and warranties shall be true as of such earlier date) and (b) for changes that occur after the date hereof that are expressly permitted by the terms of this Agreement or in writing by Seller, and at Closing, Buyer will certify to that effect.

10.2 Covenants. Buyer shall have performed and complied in all material respects with all covenants or conditions required by this Agreement to be performed and complied with by it at or prior to the Closing.

10.3 Actions at Closing. Buyer shall have taken all actions required of it pursuant to Section 3.3 of this Agreement.

10.4 Proceedings. No action, proceeding or order by any court or governmental body or agency shall have been threatened in writing, asserted, instituted or entered to restrain or prohibit the carrying out of the Transactions.

ARTICLE 11

OTHER COVENANTS AND AGREEMENTS

11.1 License Grant. LME shall grant to Buyer, effective as of the Closing Date, a fully paid-up, irrevocable, non-exclusive, non-transferable and worldwide right to use the Licensed IP in accordance with and subject to the terms and conditions of the Patent License Agreement attached hereto as Exhibit E.

11.2 Notice of Sale. In the event that either of the Seller or EAB elect, within the three (3) year period commencing on the Closing Date, to sell or otherwise dispose of any of their respective assets, businesses and/or operations (except for sales in the ordinary course and dispositions of obsolete equipment) relating to the manufacture or design of radio frequency power amplifiers, then each of Seller and EAB agrees that they shall notify Buyer in writing of such opportunity, and Buyer shall have the right to submit a bid or proposal with respect to such opportunity. Seller and EAB agree to evaluate and negotiate Buyer’s bid or proposal in good faith. In evaluating Buyer’s bid or proposal, Seller and EAB agree to take into account Buyer’s knowledge

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of the Seller’s and EAB’s product lines and the knowledge base of the former employees of Seller that were hired by Buyer. Nothing in this Section 11.2 shall be deemed a commitment by Seller, EAB or their affiliates to sell or otherwise dispose of such assets, businesses and/or operations with Buyer. This Section 11.2 shall automatically terminate in the event that this Agreement is terminated pursuant to Section 3.5 hereof.

11.3 License to Use Intangible Property. Buyer hereby grants to Seller a perpetual, fully paid-up, irrevocable, non-exclusive and worldwide right to use and modify the Intangible Assets.

11.4 Cooperation Regarding Receivables. Buyer, on the one hand, and Seller, MPD and EAB, on the other hand, agree that if either should receive payments against accounts receivable owned by the other, whether such accounts are created before or after the Closing Date, the recipient will transmit the payment to the owner. Any such payments shall be delivered by the recipient to the rightful owner with the billing information which accompanied the payment, if available. Any such payment shall remain the property of the true owner, even while in the possession of the other party. If Buyer or Seller should receive a single payment against separate accounts receivable of both Buyer and Sellers, the recipient may deposit such payment with its own funds provided that upon clearing of the check therefore, the portion due the other party shall be transmitted to such other party in the form of the transmitter’s personal check along with documentation necessary to identify the invoice to which such payment relates and any other information reasonably necessary to explain the allocation of such payment between Buyer and Seller. Such payment and information shall be sent by overnight delivery service within a reasonable period after the customer’s payment clears the recipient’s bank.

11.5 Employees. At the Closing, or as soon as practicable thereafter to the extent such information is not available at the Closing, Seller shall provide to Buyer with respect to each Employee, copies of Seller’s quarterly tax returns on Form 941, year-to-date payroll information, and forms W-3, W-4 and W-5, together with such other information and cooperation as Buyer may reasonably request, for purposes of Buyer’s treatment as a successor employer under Internal Revenue Code Section 3121(a)(1) for payment of employment taxes and other required withholding with respect to such Employees.

11.6 Subcontracting of Repair Work. Following the Closing, if and to the extent Seller receives an order from Lucent to repair and upgrade ** amplifiers (the “Lucent Upgrade Order”) or otherwise agrees to repair and upgrade such amplifiers, Buyer agrees to perform for Seller, and Seller agrees to purchase from Buyer, repair and upgrade services on up to ** units of the ** amplifier pursuant to the terms of the statement of work and terms and conditions attached hereto as Exhibit H. The price of the repair/upgrade work shall be $** per unit. If the terms and conditions of the Lucent Upgrade Order are substantially similar to the terms and conditions set forth in Exhibit H and at a price of at least $** per unit, Buyer agrees, subject to the consent of Lucent, to accept an assignment of the Lucent Upgrade Order from Seller. In the event of such assignment, Buyer agrees to pay Seller an amount equal to $** per unit to be upgraded and/or repaired under such Lucent Upgrade Order up to a maximum of ** units.

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ARTICLE 12

SURVIVAL OF REPRESENTATIONS, WARRANTIES,

AGREEMENTS AND OBLIGATIONS; INDEMNIFICATION

12.1 Survival. Except with respect to the matters set forth in Article 11, which shall survive for the periods stated therein, and except with respect to the covenants, representations and warranties set forth in Sections 5.2, 5.3, 5.6, 5.9, 6.2 and 6.3 (which shall all survive until the expiration of the respective statute of limitations applicable thereto), the representations, warranties, obligations, covenants, indemnities and agreements of Seller and Buyer contained in this Agreement shall survive the Closing Date for a period of eighteen (18) months. Said representations, warranties, obligations, covenants, indemnities and agreements shall not be affected by, and shall remain in full force and effect notwithstanding, any investigation during such period made by or on behalf of any party hereto or any information any party may have with respect thereto. If written notice of a claim has been given prior to the expiration of the applicable representations and warranties by a party in whose favor such representations and warranties have been made to the party that made such representations and warranties, the relevant representations and warranties shall survive as to such claim until the claim has been finally resolved.

12.2 Indemnification by Seller, EAB and MPD.

(a) In addition to its other indemnities contained herein, each of Seller, EAB and MPD, jointly and severally, hereby agrees, effective as of the Closing, to pay, and to indemnify, save and hold harmless Buyer and its officers, directors and employees, from and against, any and all damages, liabilities, losses, claims, deficiencies, penalties, interest, expenses, fines, assessments, charges and costs (including, without limitation, reasonable attorneys’ fees, costs of investigation and court costs) (collectively, “Losses”) imposed on, incurred by or asserted against such person or entity (or any of them) in any way relating to or arising from or out of (a) the Excluded Liabilities and any other liability, obligation, contract, debt, lien, litigation, dispute or commitment of Seller or MPD related to the Assets other than the Assumed Liabilities; (b) the use, ownership or operation of the Assets prior to the Closing; (c) the breach of any covenant of Seller or MPD or the failure of Seller or MPD to perform any obligation of Seller or MPD contained in this Agreement or in the other agreements and documents contemplated hereby; and (d) subject to the limitations in Section 12.1 above, any inaccuracy in or breach of any representation or warranty of Seller or MPD contained in this Agreement or any other agreement or document contemplated hereby.

(b) Seller, EAB and MPD shall, jointly and severally, indemnify, defend and hold Buyer harmless from and against all Losses relating to or arising from any claims that use of the Intellectual Property Rights, including any specific product design conveyed under Section 1.2(f) by Seller to Buyer, infringes another party’s patent, copyright, trade secret or other intellectual property right; provided, however, that such indemnity shall apply only to:

i)	finished goods incorporating an Intellectual Property Right and conveyed by Seller to Buyer under Section 1.2(b);

ii)	products incorporating an Intellectual Property Right and manufactured by or for Buyer and sold to Seller;

iii)	products incorporating an Intellectual Property Right and manufactured by or for Buyer and sold or delivered to a party to an

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Assumed	Contract, either under such Assumed Contract or any replacement or follow on purchase order;

iv)	products incorporating an Intellectual Property Right and covered by an existing warranty obligation of Seller as of the Closing Date; and

v)	products incorporating a specific product design conveyed by Seller to Buyer and manufactured by or for Buyer and sold or delivered to a third party other than under subparagraph (iii) and (iv) above, which in no event shall exceed the aggregate amount of $** (notwithstanding Section 12.6 hereof).

In no event shall the aggregate liability of Seller, EAB and MPD under this Section 12.2(b) exceed the aggregate amount of $9,820,400.

12.3 Indemnification by Buyer. Buyer hereby agrees, effective as of the Closing, to pay, and to indemnify, save and hold harmless Seller, EAB, MPD, their affiliates, and their respective officers, directors, and employees from and against, any Losses imposed, incurred by or asserted against such person or entity (or any of them) in any way relating to or arising from or out of (a) the Assumed Liabilities and any other obligations expressly assumed by Buyer hereunder; (b) the use, ownership or operation of the Assets by Buyer after the Closing; (c) the breach of any covenant of Buyer or the failure of Buyer to perform any obligation of Buyer contained herein or in any other agreement or document contemplated hereby; and (d) subject to the limitations in Section 12.1 above, any inaccuracy in or breach of any representation or warranty of Buyer under this Agreement or any other agreement or document contemplated hereby.

12.4 Third Party Claims. In the event of the assertion, in writing, of a third-party claim or dispute which, if adversely determined would entitle any party or parties to seek indemnification hereunder (the “Indemnified Parties”), the Indemnified Parties shall promptly notify the party or parties required to provide indemnification hereunder (the “Indemnifying Parties”), in writing, provided, however, that any delay in providing or failure to provide such notification shall not affect the right of the Indemnified Parties to indemnification hereunder except to the extent the Indemnifying Parties are materially prejudiced by the delay or failure. The Indemnifying Parties may elect, by written notice to Indemnified Party, to assume and direct, at their sole expense, the defense of any such third-party claim, and may, at their sole expense, retain counsel in connection therewith, provided that such counsel is reasonably acceptable to Indemnified Party. After the assumption of such defense by either or both of the Indemnifying Parties with counsel reasonably acceptable to Indemnified Party, and for so long as either or both of the Indemnifying Parties conduct such defense on a diligent and timely basis, the Indemnifying Parties shall not be responsible for the payment of legal fees incurred thereafter by the Indemnified Party or Parties (who may, however, continue to participate in the defense thereof with separate counsel); provided, however, that, the Indemnifying Parties shall be responsible for paying the fees and expenses of one separate counsel for the Indemnified Parties in each jurisdiction in which any third-party claim is brought or is pending if counsel for such Indemnified Parties in good faith determines or advises that either or both of the Indemnifying Parties and any of the Indemnified Parties have conflicting positions with respect to such third-party claim or dispute or that either or both of the Indemnifying Parties, on the one hand, or any of the Indemnified Parties, on the other hand, have defenses not available to the other. If either or both of the Indemnifying Parties fail to and until either or both of the Indemnifying Parties do undertake the defense of any such third party claim or dispute in accordance with the provisions

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hereof, or if either or both of the Indemnifying Parties discontinue the diligent and timely conduct thereof, any of the Indemnified Parties may undertake such defense and the Indemnifying Parties shall be responsible, on a joint and several basis, for reimbursing the Indemnified Parties for their legal fees and expenses in connection therewith as and when such legal fees and expenses are incurred by them. No party hereto may settle or compromise any such third-party claim or dispute without the prior written consent of the other parties hereto, which consent shall not be unreasonably withheld, except that Indemnified Party or any other of the Indemnified Parties may do so if either or both of the Indemnifying Parties have not assumed the defense thereof in accordance with this Section 12.4 or either or both of the Indemnifying Parties have not notified Indemnified Party or any of the other Indemnified Parties that either or both of the Indemnifying Parties are disputing, or have breached, their obligations hereunder to indemnify any of the Indemnified Parties with respect to such third-party claim.

12.5 Procedure. To be effective, any claim for indemnification under this Section 12 by any party seeking indemnification hereunder (an “Indemnified Party”) must be made by a written notice (a “Notice of Claim”) to the other party (the “Indemnifying Party”) given in accordance with the provisions of Section 13.1 hereof. Upon receipt of a Notice of Claim, the Indemnifying Party shall have thirty (30) calendar days to contest their indemnification obligations with respect to such claim, or the amount thereof, by written notice to the Indemnified Party (a “Contest Notice”). Such Contest Notice shall specify the reasons or bases for the objection of the Indemnifying Party to the indemnification claim, and if the objection relates to the amount of the Losses asserted, such Contest Notice shall also set forth the amount, if any, which the Indemnifying Party believe is due the Indemnified Party or Parties. If a Contest Notice is not given to the Indemnified Party within such 30-day period, the obligation of the Indemnifying Parties to pay to the Indemnified Parties the amount of the Losses arising out of the matters set forth in the Notice of Claim shall be deemed established and accepted by the Indemnifying Parties. If, on the other hand, the Indemnifying Parties contest a Notice of Claim within such 30-day period, Indemnified Party and the Indemnifying Parties shall thereafter resolve their dispute in the manner set forth in Section 13.11 below. Upon final determination of the amount of the Losses that is the subject of an indemnification claim (whether such determination is the result of the Indemnifying Parties’ acceptance of or failure to contest a Notice of Claim, or of a resolution of any dispute with respect thereto pursuant to Section 13.11 below), such amount shall be paid in cash by the Indemnifying Parties to the Indemnified Party or Parties who have been determined to be entitled thereto within ten (10) business days of such final determination of the amount of the Indemnified Party Liability due by the Indemnifying Parties. Notwithstanding anything to the contrary contained elsewhere in the Section 12, if the Indemnifying Parties are contesting only the amount of any Losses, then as a condition precedent to the effectiveness of any Contest Notice, the Indemnifying Parties shall pay to Indemnified Party concurrently with the delivery of such Contest Notice the portion of the Losses which they are not contesting. Any amount that becomes due hereunder and is not paid when due shall bear interest at a rate equal to the lesser of (i) ten percent (10%) per annum, or (ii) the maximum amount permitted by law, until paid.

12.6 Limitations. In no event shall the aggregate liability of Buyer or Seller, EAB and MPD under this Article 12 (including Losses under Section 12.2(b) above) exceed the aggregate amount of $9,820,400; provided, however, such limitation on liability shall not apply to any claims based upon intentional, fraudulent or willful action, omission, misrepresentation or breach.

12.7 DeMinimis Amounts. No party to this Agreement shall be required to indemnify, defend and hold the other party harmless for Losses under this Article 12 unless and until

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the amount of such Losses is equal to or greater than $100,000 in the aggregate (the “Threshold Amount”), in which event the indemnifying party shall be obligated to indemnify the indemnified party, and the indemnified party may assert its right to indemnification hereunder to the full extent of such Losses, including Losses that are less than the Threshold Amount.

12.8 Limitation on Damages. Save and except for any indemnity arising out of any third person claim and in the event of fraud or willful deceit, in no event shall any party to this Agreement be liable under this Article 12 or any other provision of this Agreement for any punitive damages or any indirect, special, incidental or consequential damages or any other similar damages, including, without limitation, for any loss of profits, revenues or sales arising out of or in connection with this Agreement or the Assets, howsoever caused, whether arising in contract (including fundamental breach), tort (including negligence), equity, indemnity, strict liability or otherwise (even if such damage is foreseeable). The parties hereto acknowledge and agree that the exclusions of liability contained herein are reasonable and appropriate in the circumstances and were a material factor in determining the Purchase Price.

12.9 Sole Remedy. Notwithstanding any other provision of this Agreement, the parties hereby agree that, except in the case of fraud or willful deceit, their sole and exclusive remedy with respect to any and all matters arising under or related to this Agreement or the Assets, shall be the indemnification provisions set forth in this Article 12.

ARTICLE 13

MISCELLANEOUS

13.1 Notices. Any and all notices, requests, instructions and other communications required or permitted to be given under this Agreement after the date hereof by any party hereto to any other party may be delivered personally or by nationally recognized overnight courier service or sent by mail or by telex or facsimile transmission, at the respective addresses or transmission numbers set forth below and shall be effective (a) in the use of personal delivery, telex or facsimile transmission, when received; (b) in the case of mail, upon the earlier of actual receipt or three (3) business days after deposit in the United States Postal Service, first class certified or registered mail, postage prepaid, return receipt requested; and (c) in the case of nationally recognized overnight courier service, one (1) business day after delivery to such courier service together with all appropriate fees or charges for such delivery. The parties may change their respective addresses and transmission numbers by written notice to all other parties, sent as provided in this Section 13.1. All communications must be in writing and addressed as follows:

Seller:	Ericsson AB
c/o Tori Gillbjer
Telefonvägen 30
Stockholm 12625
Sweden
Fax: 46 8 719 2144

With copy to:	Ericsson Inc.
6300 Legacy Drive
Plano, Texas 75024
USA

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Attn: General Counsel
Fax: 972 583 1839

Buyer:	Powerwave Technologies, Inc.
1801 East Saint Andrews Place
Santa Ana, California 92705
USA
Attn: Chief Financial Officer
Fax: 714 466 5801

13.2 Further Cooperation. The parties agree that they will, at any time and from time to time after the Closing, upon request by the other and without further consideration, do, perform, execute, acknowledge and deliver all such further acts, deeds, assignments, assumptions, transfers, conveyances, powers of attorney, certificates and assurances as may be reasonably required in order to fully consummate the transactions contemplated by this Agreement or to carry out and perform any undertaking made by the parties hereunder.

13.3 Amendment. This Agreement may be amended, modified or supplemented only by an instrument in writing executed by the party against which enforcement of the amendment, modification or supplement is sought.

13.4 Assignability; Binding Effect. Neither party shall assign this Agreement, by operation of law or otherwise, in whole or in part, without the prior written consent of the other party. Any assignment made or attempted in violation of this Section 13.4 shall be void and of no effect. This Agreement shall be binding upon, and shall inure to the benefit of Seller and Buyer and their respective successors and permitted assigns. Except as expressly provided herein, this Agreement shall not be deemed to create or confer any rights, benefits or interests in any other persons, except through the parties hereto, nor shall anything in this Agreement act to relieve or discharge the obligation or liability of any third party to any party to this Agreement, nor shall any provision give any third party any right of subrogation or action over or against any party to this Agreement.

13.5 Exhibits and Schedules. The exhibits and schedules to this Agreement (and any appendices thereto) referred to in this Agreement and attached hereto are and shall be incorporated herein and made a part hereof for all purposes as though set forth herein verbatim.

13.6 Entire Agreement. This Agreement and the other agreements, documents and instruments executed and delivered by the parties to each other at the Closing constitute the full understanding of the parties, a complete allocation of risks between them and a complete and exclusive statement of the terms and conditions of their agreement relating to the subject matter hereof and supersedes any and all prior agreements, whether written or oral, that may exist between the parties with respect thereto. Except as otherwise specifically provided in this Agreement, no conditions, usage of trade, course of dealing or performance, understanding or agreement purporting to modify, vary, explain or supplement the terms or conditions of this Agreement shall be binding unless hereafter or contemporaneously herewith made in writing and signed by the party to be bound, and no modification shall be effected by the acknowledgment or acceptance of documents containing terms or conditions at variance with or in addition to those set forth in this Agreement.

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13.7 Gender; Plurals. Each use herein of the masculine, neuter or feminine gender shall be deemed to include the other genders and each use herein of the plural shall include the singular and vice versa, in each case as the context requires or as it is otherwise appropriate.

13.8 Expenses. Seller shall pay all of its expenses and costs (including, without limitation, all counsel fees and expenses), and Buyer shall pay all of its expenses and costs (including, without limitation, all counsel fees and expenses), in connection with this Agreement and the consummation of the Transaction; provided, however, any and all expenses, premiums and other amounts payable for surveys, title commitments, title policies, environmental reports , cleaning and pumping of septic tanks, or escrows required in connection the transfer of the Real Property shall be paid one-half by Buyer and one-half by Seller. Buyer further agrees to reimburse Seller for the salaries of the Employees paid by Ericsson from June 16, 2003 through the Closing Date.

13.9 Waiver. Any of the terms or conditions of this Agreement may be waived at any time by the party that is entitled to the benefit thereof. Such action shall be evidenced by a signed written notice given in the manner provided in Section 13.1 hereof. No party to this Agreement shall by any act (except by a written instrument given pursuant to Section 13.1 hereof) be deemed to have waived any right or remedy hereunder or to have acquiesced in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising any right, power or privilege hereunder by any party hereto shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by any party of any right or remedy on any one occasion shall not be construed as a bar to any right or remedy that such party would otherwise have on any future occasion or to any right or remedy that any other party may have hereunder.

13.10 Multiple Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all counterparts hereof so executed by the parties hereto, whether or not such counterpart shall bear the execution of each of the parties hereto, shall be deemed to be, and shall be construed as, one and the same Agreement. A telecopy or facsimile transmission of a signed counterpart of this Agreement shall be sufficient to bind the party or parties whose signature(s) appear thereon.

13.11 Applicable Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD FOR THE PROVISIONS THEREOF REGARDING CHOICE OF LAW (OTHER THAN THE PROVISIONS OF SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATION LAW). The parties agree that any action instituted under this Agreement shall be instituted and resolved exclusively in state or federal courts located in the New York, New York. Each party consents to jurisdiction and venue in such courts as provided hereunder.

13.12 Specific Performance. Each of the parties hereto acknowledges that the other party would be irreparably damaged and would not have an adequate remedy at law for money damages in the event that any of the covenants contained in this Agreement were not performed in accordance with its terms or otherwise were materially breached. Each of the parties hereto therefore agrees that, without the necessity of proving actual damages or posting bond or other security, the other party shall be entitled to temporary and/or permanent injunction or injunctions to prevent

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breaches of such performance and to specific enforcement of such covenants in addition to any other remedy to which it may be entitled, at law or in equity.

13.13 Severability. In the event that any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws, then (a) such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision were not a part hereof; (b) the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by such illegal, invalid or unenforceable provision or by its severance from this Agreement; and (c) there shall be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and still be legal, valid and enforceable.

13.14 Public Announcements; Disclosure. The parties shall mutually review and approve the text and timing of any and all public or private disclosures or announcements and press releases with respect to this Agreement or the transactions contemplated hereby. Neither party shall have the right to make any disclosure of this Agreement and related agreements or announcement without the prior consent of the other. Notwithstanding the above, the Seller and Buyer agree that Buyer may announce the closing of the Transactions promptly following the Closing in a mutually agreed press release and that either Seller or Buyer may make such disclosures required to comply with applicable securities laws, without the prior consent of the other party.

13.15 Advice of Counsel. Each of the undersigned has read this Agreement, has had the opportunity to consult with legal counsel concerning the matters contained herein, and has either obtained legal counsel with respect to such matters and the execution of this Agreement, or has voluntarily waived such right.

13.16 Confidentiality. Each party hereto will hold and will cause its employees, officers, directors, consultants and advisors to hold in strict confidence, unless compelled to disclose by judicial or administrative process, or in the opinion of its counsel, by other requirements of law, all documents or other information concerning the other party furnished it by such other party or its representatives in connection with the transactions contemplated by this Agreement (except to the extent such information can be shown to have been (a) previously known by the party to which it was furnished, (b) in the public domain through no fault of such party, or (c) later lawfully acquired from other sources by the party to which it was furnished), and each party will not release or disclose such information to any person without the prior written consent of the other party. Each party shall be deemed to have satisfied its obligations to hold confidential information concerning or supplied by the other party if it exercises the same care as it takes to preserve confidentiality for its own similar information.

13.17 Taxes. Any and all sales, transfer, use or similar tax incurred as a result of the transfer of Assets from Seller to Buyer under this Agreement shall be paid one-half by Buyer and one-half by Seller.

13.18 Bulk Sales Compliance. Buyer hereby waives compliance by Seller and Seller hereby waives compliance by Buyer with any applicable bulk sale or bulk transfer laws of any jurisdiction in connection with Seller’s sale of the Assets hereunder; provided that, subject to the limitations in Section 12 hereof, Seller shall indemnify and hold Buyer harmless from and against any Losses resulting from Seller’s or Buyer’s non-compliance with such laws, except to the extent

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that such damages arise from Buyer’s failure to pay and satisfy any of the Assumed Liabilities or other obligations incurred by Buyer under this Agreement.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto effective as of the date first hereinabove written.

SELLER:		BUYER:

ERICSSON AMPLIFIER TECHNOLOGIES INC., a New York corporation		POWERWAVE TECHNOLOGIES, INC., a Delaware corporation

By:	/s/ Kenneth Johansson	By:	/s/ Kevin T. Michaels
Name:	Kenneth Johansson	Name:	Kevin T. Michaels
Title:	President & CEO	Title:	CFO

MPD:

MICROWAVE POWER DEVICES, INC., a Delaware corporation

By:	/s/ Kenneth Johansson
Name:	Kenneth Johansson
Title:	President & CEO

EAB:

ERICSSON AB, a Swedish corporation

By:	/s/ Rolf Ericson
Name:	Rolf Ericsson
Title:	Vice President

EXHIBIT A

PURCHASE PRICE ALLOCATION

Equipment		$
Inventories		$
Real Property		$
Intangible Assets		$
Subtotal	$
Assumed Liabilities		$
Total	$

EXHIBIT B

CONFIDENTIAL PORTIONS OMITTED

** Indicates that confidential portions are omitted and filed separately with the Commission

BILL OF SALE

THIS BILL OF SALE is executed and delivered pursuant to that certain Asset Purchase Agreement, dated as of June    , 2003 (the “Agreement”), by and among POWERWAVE TECHNOLOGIES, INC., a Delaware corporation (“Buyer”), ERICSSON AMPLIFIER TECHNOLOGIES INC., a New York corporation (“Seller”) and, to the extent indicated therein, MICROWAVE POWER DEVICES, INC., a Delaware corporation, and Ericsson AB, a Swedish corporation. Terms defined in the Agreement and not otherwise defined herein are used herein with the meanings so defined.

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller hereby sells, conveys, transfers, assigns and delivers to Buyer, and Buyer hereby purchases and acquires from Seller, all of Seller’s right, title and interest in and to the Equipment, Inventory, Intangible Assets and all other personal property included in the Assets and listed on Schedule I attached hereto. The Equipment, Inventory, Intangible Assets and all other personal property included in the Assets are so transferred subject to, and with the benefit of, the representations, warranties and covenants and other provisions set forth in the Agreement, to have and to hold the assets for the use of Buyer, and its successors and assigns.

This assignment, transfer and sale is made without assumption of any liabilities, obligations or trade debts of Seller whatsoever, except as expressly provided in Section 2.1 of the Agreement.

IN WITNESS WHEREOF, each party hereto has caused this instrument to be executed by its duly authorized officer this          day of June 2003.

SELLER:

ERICSSON AMPLIFIER TECHNOLOGIES, INC., a New York corporation

By:
Name:
Title:

BUYER:

POWERWAVE TECHNOLOGIES, INC., a Delaware corporation

By:
Name:
Title:

EXHIBIT C

CONFIDENTIAL PORTIONS OMITTED

** Indicates that confidential portions are omitted and filed separately with the Commission

ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT is executed and delivered pursuant to that certain Asset Purchase Agreement, dated as of June        , 2003 (the “Agreement”), by and among POWERWAVE TECHNOLOGIES, INC., a Delaware corporation (“Buyer”), ERICSSON AMPLIFIER TECHNOLOGIES INC., a New York corporation (“Seller”) and, to the extent indicated herein, MICROWAVE POWER DEVICES, INC., a Delaware corporation, and Ericsson AB, a Swedish corporation. Terms defined in the Agreement and not otherwise defined herein are used herein with the meanings so defined.

1. Assignment. For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller hereby sells, assigns, transfers and conveys to Buyer free and clear of all liens, claims and encumbrances (except as otherwise provided under the Agreement) all right, title and interest and benefits and privileges, in to and under the Assets and Assumed Contracts listed on Schedule 1 attached hereto. Such Assets and Assumed Contracts are so transferred subject to, and with the benefit of, the representations, warranties and covenants and other provisions set forth in the Agreement, to have and to hold such Assets and Assumed Contracts for the use of Buyer, and its successors and assigns.

2. Assumption. For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Buyer hereby accepts the foregoing assignment and assumes all of Seller’s liabilities and obligations with respect to the Assets, Assumed Contracts and Assumed Liabilities solely to the extent set forth in Section 2.1 of the Agreement.

This Assignment and Assumption Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

IN WITNESS WHEREOF, each party hereto has caused this instrument to be executed by its duly authorized officer this         day of June, 2003.

SELLER:

ERICSSON AMPLIFIER TECHNOLOGIES INC., a New York corporation

By:
Name:
Title:

BUYER:

POWERWAVE TECHNOLOGIES, INC., a Delaware corporation

By:
Name:
Title:

Exhibit D

CONFIDENTIAL PORTIONS OMITTED

** Indicates that confidential portions are omitted and filed separately with the Commission

TRANSITION SERVICES AGREEMENT

THIS TRANSITION SERVICES AGREEMENT (this “Agreement”), effective as of June         , 2003 (the “Effective Date”), is entered into by and among POWERWAVE TECHNOLOGIES, INC., a Delaware corporation (“Purchaser”), and ERICSSON AMPLIFIER TECHNOLOGIES INC. (“AMT” or “Seller”).

WHEREAS, contemporaneously with the execution of this Agreement, the Purchaser and Seller have entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) pursuant to which Purchaser acquired certain assets of Seller related to its advanced radio frequency power amplifier business (the “Business”); and

WHEREAS, in order to facilitate an orderly transfer of the assets used in connection with the Business, the parties desire that Seller make available to Purchaser the Services (as defined below) upon the terms and conditions more fully set forth herein.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Sellers and Purchaser hereby agree as follows:

Section 1. Transition Services.

(a) Effective as of the Effective Date, Seller hereby agrees to provide to Purchaser, and Purchaser hereby agrees to purchase from Sellers, the services listed and described on Schedule I attached hereto (the “Services”). Seller, at its own discretion, may perform the Services themselves or through any of its affiliates or third party subcontractors. Seller shall not be obligated to: (1) purchase, license, lease or otherwise obtain the right to use any equipment or resources (including, but not limited to, hardware or software) in addition to those used prior to the Effective Date in connection with provision of the Services or; (2) provide any services to Purchaser other than the Services and any other services that are a necessary incident thereto. Seller may, upon ten (10) days’ notice to Purchaser, modify the manner of performing any Service, provided that the level of service remains comparable in all material respects to the Service previously provided, and provided that the modification does not have a material adverse effect on Purchaser’s operations.

(b) In the event that during the term of this Agreement Purchaser needs services in addition to the those then listed and described on Schedule I, the parties shall negotiate in good faith to determine if Seller can provide the additional services upon mutually agreed terms and conditions, and if they can so agree, Schedule I shall be amended by written agreement of the parties hereto to include such additional services and to reflect such terms and conditions as so agreed.

(c) Seller warrants that it shall perform its obligations under this Agreement with the same degree of care, skill and diligence with which Seller performs or would perform similar services for its own account. EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, SELLER HEREBY EXPRESSLY DISCLAIMS ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO THE SERVICES.

Section 2. Compensation.

(a) In consideration of the Services rendered to Purchaser pursuant to Section 1 hereof, Purchaser shall pay Seller the fees for such Services set forth on Schedule I, together with all direct out-of-pocket expenses incurred by Seller, with Purchaser’s prior written approval, in providing such Services to Purchaser.

Exhibit D

CONFIDENTIAL PORTIONS OMITTED

** Indicates that confidential portions are omitted and filed separately with the Commission

(b) On a monthly basis, Seller shall provide Purchaser with a written invoice for the Services provided to Purchaser under this Agreement. Within 30 days following the date of receipt of each invoice, Purchaser shall pay to Seller, at the address shown on the respective invoice, the invoiced amounts for the Services performed under this Agreement. Such payment may be made by company check and delivered via first class mail.

Section 3. Term and Termination.

(a) The term of this Agreement shall commence on the Effective Date and with respect to each service listed on Schedule I shall continue for the period set forth on Schedule I for such Service. Thereafter, such services shall continue until either party gives the other party thirty (30) days prior written notice of termination of any given Service (or such shorter time as reasonably agreed by the parties); provided that, other than as set forth in Schedule I attached hereto, the term of this Agreement shall not extend beyond the one-year anniversary hereof.

(b) Notwithstanding anything to the contrary in this Section 3, either party shall have the right to terminate this Agreement if the other party breaches or is in default of any obligation hereunder, which breach or default is incapable of cure, or which, being capable of cure, has not been cured within thirty (30) days after receipt of written notice from the non-breaching party of such breach or default.

(c) Without limiting the survivability of other applicable provisions hereof, Sections 4, 5, 8 and 16 shall survive the termination of this Agreement.

Section 4. Confidentiality. Each party and its affiliates will hold, and will use their best efforts to cause their respective partners, officers, directors, employees, and other agents to hold, in confidence, all confidential documents and information concerning the other party furnished to such party or its affiliates in connection with the Services contemplated by this Agreement, except to the extent that such information can be shown to have been (i) in the public domain through no fault of such party, or (ii) later lawfully acquired by such party on a nonconfidential basis from sources other than the other party or any of its affiliates; provided that such party may disclose such information in connection with the Services contemplated by this Agreement to the partners, officers, directors, employees and other agents of such party or its affiliates so long as such persons are informed by such party of the confidential nature of such information and are directed by such party to keep such information confidential and not to use it for any purpose other than its intended use; and provided, further that if any person described in the immediately preceding proviso breaches its confidentiality obligations, the party to whom the disclosure is attributable will inform the other parties and will take reasonable steps at the request of such other parties to enforce such obligation. Notwithstanding the foregoing, each party may disclose such information if (i) required to disclose it by judicial or administrative process or by other requirements of law, or (ii) necessary to establish such party’s position in any litigation or any arbitration or other proceeding based upon or in connection with the subject matter of this Agreement. Prior to any disclosure pursuant to the preceding sentence, the disclosing party shall give reasonable prior notice to the other party to this Agreement of such intended disclosure and, if requested by such party, shall use all reasonable efforts to obtain a protective order or similar protection for such information or data and shall otherwise disclose such information and data to the extent and only to the extent necessary to comply with any applicable rule, regulation or policy of a governmental entity or securities exchange. The obligation of a party hereto to hold any such information in confidence shall be satisfied if it exercises the same care with respect to such information as it would take to preserve the confidentiality of its own similar information. If all or any part of the Services rendered hereunder are terminated, each party and its affiliates will, and will use their best efforts to cause their respective partners, officers, directors, employees, accountants, counsel, consultants, advisors, and agents to, destroy or deliver to the other party, upon request, all documents and other materials, and all copies thereof, obtained by such party or its affiliates or on their behalf from any other party in connection with the Services so terminated that are subject to such confidence.

Exhibit D

CONFIDENTIAL PORTIONS OMITTED

** Indicates that confidential portions are omitted and filed separately with the Commission

Section 5. Ownership of Work Product. Except for any data or reports provided pursuant to this Agreement, all proprietary tools and methodologies and all written material including, but not limited to, programs, card decks, tapes, listing and other programming documentation that were preexisting or originated and prepared by a party pursuant to this Agreement shall belong to that party, except (i) to the extent transferred pursuant to a separate written agreement signed by authorized representatives of each party or (ii) as provided in any existing or future agreement relating to such proprietary tools, methodologies and material.

Section 6. Force Majeure. Neither party shall be liable to any other party hereunder for any delay or inability to perform its obligations under this Agreement or otherwise, except for the payment of money, if such duty or inability arises from any act of God, war, civil commotion, riot, acts of public enemies, blockage or embargo, fire, explosion, natural disaster, sabotage, national defense requirements, strike, lockout or injunction, governmental requests, laws, regulations, orders or actions, or any other cause, whether or not of the class or kind enumerated herein, beyond the reasonable control of such party which cannot be circumvented by use of best efforts by such party. The party claiming relief hereunder shall notify the other party in writing of the events causing delay or default in performance. The party claiming relief hereunder shall, however, use its best efforts to remove or otherwise address the impediment to action.

Section 7. Taxes. The charges specified herein do not include any sales, excise, customs or similar tax, charge, duty or cost levied or imposed as of this date by any federal, state, municipal or other governmental authority upon the provision of any service or sale of product hereunder, including without limitation, payroll taxes and other employee taxes, and any such tax, charge or cost, as well as any increases therein or any similar taxes or charges levied after the date of this Agreement shall be for the account of Purchaser, and Purchaser shall indemnify Seller and its officers, directors, stockholders and affiliates, promptly upon demand, with respect to the payment thereof. Income, franchise, gross receipts, excess profit, and other similar taxes shall not be regarded as taxes, charges or costs within the meaning of this section.

Section 8. Limitation of Liability. Purchaser acknowledges that Seller is not in the business of providing the Services in the manner contemplated by this Agreement and that the Services are being provided pursuant to this Agreement as an accommodation to Purchaser to assist in the transfer of assets from Seller to Purchaser. Accordingly, Purchaser agrees that any liability of Seller arising from or relating to this Agreement, whether based on contract, equity, indemnity, tort (including Seller’s negligence), intended conduct, strict liability, or otherwise will be limited to Purchaser’s actual, direct damages, and the amount of damages recoverable against Seller for all events, acts or omissions shall not exceed, in the aggregate, the service fees then already paid by Purchaser to Seller hereunder for the Services that give rise to such liability. IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY SPECIAL, INCIDENTAL, INDIRECT OR CONSEQUENTIAL DAMAGES IN CONNECTION WITH THIS AGREEMENT, WHETHER BASED ON ACTION OR CLAIM IN CONTRACT, EQUITY, INDEMNITY, TORT (INCLUDING NEGLIGENCE), INTENDED CONDUCT, STRICT LIABILITY OR OTHERWISE, EVEN IF SUCH DAMAGES ARE FORESEEABLE.

Section 9. Assignment. This Agreement shall not be assigned by either of the parties hereto without the prior written consent of the other party, which consent shall not be unreasonably withheld. Seller’s obligations under this Agreement may be delegated at the discretion of Seller to its affiliates without Purchaser’s prior written consent.

Section 10. Amendment and Modification. This Agreement may be amended, modified, or supplemented only by written agreement of both parties hereto.

Section 11. Transferees; Successors and Permitted Assigns. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Any attempted assignment in contravention hereof shall be void and without effect.

Exhibit D

CONFIDENTIAL PORTIONS OMITTED

** Indicates that confidential portions are omitted and filed separately with the Commission

Section 12. Entire Agreement. This Agreement constitutes the entire agreement of the parties hereto and supersedes all prior written and oral agreements and understandings with respect to the subject matter hereof.

Section 13. Notices. Except as provided in Section 2(b), all notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand, by facsimile or by a nationally recognized overnight delivery service to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

If to Sellers:
Ericsson Amplifier Technologies Inc.
C/o Ericsson Inc.
6300 Legacy Drive
Plano, Texas 75024
Attention: General Counsel
Facsimile: (972) 583-1810

If to Purchaser:

Powerwave Technologies, Inc.
1801 E. St. Andrew Place
Santa Ana, CA 92705
Attention: Chief Financial Officer
Facsimile:(714) 466-5801

Section 14. Headings. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 15. Governing Law. This Agreement shall be governed by the laws of the State of Texas (without regard to its conflicts of law doctrines).

Section 16. Dispute Resolution. Any controversy or claim arising out of or related to this Agreement not resolved by good faith negotiations shall be resolved by binding arbitration pursuant to this Section and the then current rules and supervision of the American Arbitration Association (“AAA”). The arbitration shall be held in Dallas, Texas. Issues or arbitrability shall be determined in accordance with the federal substantive and procedural laws relating to arbitration; all other aspects shall be interpreted in accordance with the laws of the State of Texas. A single arbitrator (the “Arbitrator”), who is licensed to practice law and is knowledgeable in the subject matter at issue, shall be appointed by both parties, however, in the event that the parties fail to agree on an Arbitrator within 10 days from the date of a request for arbitration, then the Arbitrator will be appointed by the AAA. The Arbitrator’s decision and award shall be final and binding and may be entered in any court having jurisdiction thereof. The Arbitrator shall not have the power to award punitive or exemplary damages, and any award by the Arbitrator shall be strictly in conformance to and in accordance with the terms and conditions of this Agreement. Either party may make an application to the Arbitrator seeking interim injunctive relief to be in effect until such time as the arbitration award is rendered or the dispute is otherwise resolved. Each party shall bear its own attorney’s fees associated with the arbitration and other costs and expenses of the arbitration shall be borne equally by the parties. If court proceedings to stay litigation or compel arbitration are necessary, the party who unsuccessfully opposes such proceedings shall pay all associated costs, expenses and attorney’s fees that are reasonably incurred by the other party. This Section shall survive any expiration or termination of this Agreement and shall continue to be enforceable in the event of the bankruptcy of a party.

Exhibit D

CONFIDENTIAL PORTIONS OMITTED

** Indicates that confidential portions are omitted and filed separately with the Commission

Section 17. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 18. Relationship of the Parties. The parties hereto are independent contractors. Nothing contained herein shall be construed to constitute Purchaser as agent, partner or joint venturer of Seller, and Purchaser shall not have the power or authority to assume or create any obligation or responsibility whatsoever to bind Seller or make any requisition, warranty or commitment, express or implied, on behalf of or in the name of Seller, except as expressly contemplated by this Agreement.

Section 19. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed one and the same original instrument.

[Signature Page Follows]

Exhibit D

CONFIDENTIAL PORTIONS OMITTED

** Indicates that confidential portions are omitted and filed separately with the Commission

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by an officer thereunto duly authorized as of the date and year first above written.

ERICSSON AMPLIFIER TECHNOLOGIES INC.	POWERWAVE TECHNOLOGIES, INC.

By:	By:
Printed Name:	Printed Name:
Title:	Title:

Exhibit D

CONFIDENTIAL PORTIONS OMITTED

** Indicates that confidential portions are omitted and filed separately with the Commission

SCHEDULE I

A. Lease of Employees.

1.	Leased Employees. Except as may be otherwise mutually agreed in writing by the parties, AMT shall lease to Purchaser the services of each Group 1 Leased Employee until the earlier of (i) the termination or resignation of such Leased Employee, or (ii) the date on which such Leased Employee secures a temporary working visa (such as H-1B or L-1 visa) permitting such Leased Employee to obtain employment directly from Purchaser. In addition, AMT shall lease to Purchaser the services of each Group 2 Leased Employee until July 4, 2003 or such other date mutually agreed between AMT and Purchaser, but in any event not later than July 15, 2003. As used herein, “Leased Employees” means the following individuals:

Group 1 Leased Employees: Ernesto Jackson, Billy Shih.

Group 2 Leased Employees:

First Name	Last Name		Base Rate per Hour			Lease Rate per Hour			Percentage Split
**	*	*	$	*	*	$	*	*	*	*%
**	*	*		*	*		*	*	*	*
**	*	*		*	*		*	*	*	*
**	*	*		*	*		*	*	*	*
**	*	*		*	*		*	*	*	*
**	*	*		*	*		*	*	*	*
**	*	*		*	*		*	*	*	*
**	*	*		*	*		*	*	*	*
**	*	*		*	*		*	*	*	*
**	*	*		*	*		*	*	*	*
**	*	*		*	*		*	*	*	*
**	*	*		*	*		*	*	*	*
**	*	*		*	*		*	*	*	*
**	*	*		*	*		*	*	*	*
**	*	*		*	*		*	*	*	*
**	*	*		*	*		*	*	*	*
**	*	*		*	*		*	*	*	*
**	*	*		*	*		*	*	*	*
**	*	*		*	*		*	*	*	*
**	*	*		*	*		*	*	*	*
**	*	*		*	*		*	*	*	*
**	*	*		*	*		*	*	*	*
**	*	*		*	*		*	*	*	*
**	*	*		*	*		*	*	*	*
**	*	*		*	*		*	*	*	*
**	*	*		*	*		*	*	*	*
**	*	*		*	*		*	*	*	*
**	*	*		*	*		*	*	*	*
**	*	*		*	*		*	*	*	*
**	*	*		*	*		*	*	*	*

Exhibit D

CONFIDENTIAL PORTIONS OMITTED

** Indicates that confidential portions are omitted and filed separately with the Commission

**	*	*	*	*	*	*	*	*
**	*	*	*	*	*	*	*	*
**	*	*	*	*	*	*	*	*
**	*	*	*	*	*	*	*	*
**	*	*	*	*	*	*	*	*
**	*	*	*	*	*	*	*	*
**	*	*	*	*	*	*	*	*
**	*	*	*	*	*	*	*	*
**	*	*	*	*	*	*	*	*
**	*	*	*	*	*	*	*	*
**	*	*	*	*	*	*	*	*
**	*	*	*	*	*	*	*	*
**	*	*	*	*	*	*	*	*
**	*	*	*	*	*	*	*	*
**	*	*	*	*	*	*	*	*
**	*	*	*	*	*	*	*	*
**	*	*	*	*	*	*	*	*
**	*	*	*	*	*	*	*	*
**	*	*	*	*	*	*	*	*
**	*	*	*	*	*	*	*	*
**	*	*	*	*	*	*	*	*
**	*	*	*	*	*	*	*	*
**	*	*	*	*	*	*	*	*

2.	Terms of Lease.

(i)	AMT shall, with respect to each Leased Employee, have sole responsibility for (a) assignment of general duties of employment, (b) establishment and payment of all wages, salaries, and other forms of compensation, (c) payment of all payroll, social security and unemployment taxes, and (d) establishment of personnel policies and employee benefit programs. AMT shall provide the same benefits to the Leased Employees as it provides its other employees holding similar or comparable positions. If a Leased Employee performs services for both AMT and Purchaser, the costs associated with such Leased Employee shall be split between AMT and Purchaser in the percentages specified above, or if not specified above, based on an equitable allocation of the time worked by the Leased Employee for AMT and Purchaser.

(ii)	Purchaser may coordinate the activities of Leased Employees to the extent necessary to ensure their efficient interaction with Purchaser’s operations. AMT shall have sole responsibility and authority for decisions regarding termination, discipline, employment and reassignment of each Leased Employee from the service of Purchaser. AMT shall also have the sole responsibility for resolving and deciding employee grievances and disputes. AMT reserves the right to be present at all audits or inspections with respect to the Leased Employees by government agencies, insurers, labor organizations, news media, and other third parties.

(iii)	Purchaser agrees that it will comply with all health and safety laws, right-to-know laws, and similar regulations, ordinances, directives and rules promulgated by federal, state,

Exhibit D

CONFIDENTIAL PORTIONS OMITTED

** Indicates that confidential portions are omitted and filed separately with the Commission and local governments. AMT retains a right of direction and control over management of safety, risk and hazard control at all sites affecting Leased Employees. AMT shall manage workers’ compensation claims, claims filing and related procedures. Purchaser shall submit to AMT a report of accidents, injuries and other material human resource incidents to Purchaser within twenty four (24) hours after Purchaser becomes aware of each such occurrence. Purchaser shall use its best efforts to minimize workplace hazards (including without limitation not only physical hazards but also other matters of regulatory compliance, such as workplace harassment) and to reasonably reduce health and safety related risks and costs (including without limitation return to work programs and modified duty positions).

(iv)	The assignment of a Leased Employee to Purchaser by AMT shall not be deemed or construed to be an express or implied contract of employment between Purchaser and a Leased Employee or between AMT and a Leased Employee, nor shall any such arrangement alter in any way the terms and conditions of a Leased Employee’s employment by AMT, including without limitation, AMT’s employment-at-will policy, which policy shall continue to apply to each Leased Employee during the period such Leased Employee provides services to Purchaser.

3.	Reimbursement. Notwithstanding Section 7 of the attached Transition Services Agreement, for each Leased Employee, Purchaser will pay to AMT a fee equal to one hundred thirty three percent (133%) of the salary of each Leased Employee during the period such Leased Employee provides services to Purchaser. This fee is inclusive of all payroll taxes and other employee related taxes and costs.

4.	Exchange of Information. Subject to obtaining the consent of each Leased Employee, AMT will provide Purchaser with the immigration files of each Group 1 Leased Employee so that Purchaser may expedite the preparation and filing of necessary visa applications. Immediately upon receipt of such immigration files, Purchaser will prepare and submit to the Immigration and Naturalization Services the visa applications to enable each Group 1 Leased Employee to become a Purchaser employee. Purchaser shall, to the extent permitted by law, expedite the filing of necessary visa applications and pay all additional expenses in connection therewith.

B.	Telecommunications Services.

1.	AMT shall provide telephone and fax services to Purchaser with the existing phone switch at the facility located at 49 Wireless Blvd, Hauppauge, New York (“Property”) at no charge to Purchaser through July 4, 2003. If AMT reasonably believes that Purchaser’s use is excessive, Purchaser and AMT shall mutually agree on an allocation of the telephone bill, based on actual usage. Powerwave will endeavor to deploy its own phone switch prior to July 4, 2003. If the use of the AMT telephone switch is required beyond July 4, 2003 and such switch has not been redeployed by AMT, then AMT and Purchaser shall agree upon an equitable allocation of costs based on actual usage.

C.	Building and Utility Services.

1.	AMT agrees to continue building and utility services to the Property at no charge to Purchaser for seven days after the Effective Date to allow for time to have such services transferred to Purchaser. If any of the building or utility services are not transferred within seven days, Purchaser shall be responsible for any charges billed to the Property after the seven day period.

D.	SMT Equipment.

Exhibit D

CONFIDENTIAL PORTIONS OMITTED

** Indicates that confidential portions are omitted and filed separately with the Commission

1.	During the period between the Effective Date and July 31, 2003, AMT shall lease to Purchaser, at no charge, all existing SMT equipment required to build printed circuit board assemblies for “legacy” products of the Business conducted by AMT. If Purchaser fulfills its need for the SMT equipment prior to July 31, 2003, it shall notify AMT and AMT may remove the SMT equipment.

E.	Temporary Labor.

1.	AMT is presently using the services of an employment agency who is providing temporary labor to AMT for its operations at the Property related to the new build of the Phoenix product for Lucent (“Lucent New Build”), the upgrade of the Phoenix product for Lucent (“Lucent Upgrade”) and the upgrade of the Unique product for Unique (“Unique Upgrade”). AMT and Purchaser shall cooperate to have the temporary labor related to the Unique and Lucent Upgrades transferred to a contract between Purchaser and the employment agency and shall use their best efforts to avoid a disruption in the services provided by the temporary labor. To the extent that the transfer of such temporary labor to Purchaser does not occur until after the Effective Date, Purchaser will reimburse AMT for the costs incurred for the temporary labor until the temporary labor is transferred to Purchaser. AMT shall provide reasonable documentation of such costs.

F.	Leaseback of Space.

1.	During the period between the Effective Date and August 15, 2003, Purchaser shall lease to AMT, free of charge, the use of 5 offices and the use of the manufacturing floor reasonably required to complete the Lucent New Build. AMT agrees to cause its employees to comply with all security rules and access procedures in connection with the use of the Property. In addition, during the period between the Effective Date and August 15, 2003, Purchaser shall provide telephone and fax services to AMT at no charge for reasonable use of the phones and fax machines. If Purchaser reasonably believes that AMT’s use is excessive, Purchaser and AMT shall mutually agree on an allocation of the telephone bill, based on actual usage.

G.	Other.

1.	AMT and Purchaser shall cooperate in the transition of the Business to Purchaser with the goal of minimizing disruption of services or shipments to customers. To the extent other transition items arise that require cooperation, AMT and Purchaser agree to address such items in good faith and agree upon a mutually acceptable resolution.

2.	During the period between the Effective Date and the earlier of August 15, 2003 or the completion of the Lucent New Build, AMT may use and consume the parts and inventory items as well as use the equipment of Purchaser acquired pursuant to the Asset Purchase Agreement that are necessary to complete the Lucent New Build, at no charge. To the extent additional inventory or parts are required, AMT shall procure them at AMT’s cost.

3.	The periods of time specified in paragraphs F and G above may be extended by mutual agreement of AMT and Purchaser.

Exhibit E

CONFIDENTIAL PORTIONS OMITTED

** Indicates that confidential portions are omitted and filed separately with the Commission

PATENT LICENSE AGREEMENT

THIS PATENT LICENSE AGREEMENT (this “Agreement”) is executed as of the         day of June, 2003, by and between TELEFONAKTIEBOLAGET LM ERICSSON, a Swedish corporation (“LICENSOR”) and POWERWAVE TECHNOLOGIES, INC., a Delaware corporation (“LICENSEE”).

R E C I T A L S

WHEREAS, LICENSEE, Ericsson AB (“EAB”), Ericsson Amplifier Technologies, Inc. (“AMT”) and Microwave Power Devices, Inc. are parties to an Asset Purchase Agreement (“Purchase Agreement”) pursuant to which LICENSEE is purchasing certain assets of AMT as specified in the Purchase Agreement;

WHEREAS, this Agreement is a condition to the closing of the purchase described in the Purchase Agreement;

WHEREAS, LICENSOR is the sole and exclusive owner of certain Letters Patents and patent applications identified more fully in the attached Schedule A (collectively, the “Patents”); and

WHEREAS, LICENSEE desires to acquire a nonexclusive and nontransferable license under the Patents;

WHEREAS, LICENSOR has the power and authority to grant to LICENSEE such license.

NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, the parties hereto agree as follows:

1. LICENSE

LICENSOR hereby grants to LICENSEE, upon and subject to all the terms and conditions of this Agreement, a nonexclusive, non-assignable, fully paid-up, royalty-free license under the Patents to make, have made, use, and sell the systems and methods embodying the invention(s) claimed in the Patents. For purposes of this Agreement, the term Patents includes divisions, reissues, renewals, re-examinations, continuations, continuations in part and extensions.

2. TERM

This Agreement shall be effective as of the date of execution by the Parties and shall expire simultaneously with the expiration or abandonment of the longest-lived patent or the rejection or abandonment beyond further appeal of the last-remaining patent application comprised within the Patents, whichever occurs later, in either case, unless sooner terminated by the Parties pursuant to the terms of this Agreement (the Term).

1

3. WARRANTIES AND OBLIGATIONS

A. LICENSOR represents and warrants that it is the owner of the entire right, title, and interest in and to the Patents; that it has the right and power to grant the licenses granted herein; that there are no other agreements with any other party in conflict with such grant; and that it knows of no prior art that would invalidate the Patents.

B. LICENSOR further represents and warrants that, to the best of its knowledge and belief, LICENSEE’s contemplated use of the Patents does not infringe any valid rights of any third party, and that there are no actions for infringement against LICENSOR with respect to items it manufactures and sells embodying the invention of the Patents.

4. MARKING AND SAMPLES

LICENSEE shall fully comply with the patent marking provisions of the intellectual property laws of the applicable countries.

5. TERMINATION

LICENSOR shall have the right to immediately terminate this Agreement by giving written notice to LICENSEE in the event that LICENSEE files a petition in bankruptcy or is adjudicated a bankrupt or insolvent, or makes an assignment for the benefit of creditors or an arrangement pursuant to any bankruptcy law, or if the LICENSEE discontinues or dissolves its business or if a receiver is appointed for LICENSEE or for LICENSEE’s business and such receiver is not discharged within 120 days.

6. POST TERMINATION RIGHTS

Upon expiration or termination of this Agreement, except for reason of termination because of expiration or a declaration of patent invalidity, LICENSEE shall thereafter immediately cease all further use of the Patents and all rights granted to LICENSEE under this Agreement shall forthwith terminate and immediately revert to LICENSOR.

7. JURISDICTION/DISPUTES

This Agreement shall be governed in accordance with the laws of the State of Texas. All disputes under this Agreement shall be resolved by litigation in the courts of the State of Texas including the federal courts therein and the Parties all consent to the jurisdiction of such courts, agree to accept service of process by mail, and hereby waive any jurisdictional or venue defenses otherwise available to it.

2

8. ASSIGNABILITY

LICENSEE may not assign or transfer this Agreement or the rights and obligations hereunder to any third party without the prior express written approval of LICENSOR, provided that this Agreement and LICENSEE’s rights and obligations hereunder, may be transferred by LICENSEE without the consent of LICENSOR to a successor corporation or entity whether by purchase of all or substantially all of the assets or outstanding capital stock or by merger or consolidation, provided further that the transferee agrees in writing to be bound by and subject to the terms and conditions of this Agreement and that such transferee is not a direct or indirect competitor of LICENSOR.

9. WAIVER

No waiver by either party of any default shall be deemed as a waiver of prior or subsequent default of the same of other provisions of this Agreement.

10. SEVERABILITY

If any term, clause or provision hereof is held invalid or unenforceable by a court of competent jurisdiction, such invalidity shall not affect the validity or operation of any other term, clause or provision and such invalid term, clause or provision shall be deemed to be severed from the Agreement.

11. INTEGRATION

This Agreement, together with the Purchase Agreement, constitutes the entire understanding of the Parties, and revokes and supersedes all prior agreements between the Parties with respect to the subject matter hereof. It shall not be modified or amended except in writing signed by the Parties hereto and specifically referring to this Agreement.

3

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto effective as of the date first hereinabove written.

Licensor: TELEFONAKTIEBOLAGET LM ERICSSON, a Swedish corporation	Licensee: POWERWAVE TECHNOLOGIES, INC., a Delaware corporation

By:	By:
Name:	Name:
Title:	Title:

4

Schedule A

Licensed Patents

United States Patent No. 5,386,198

United States Patent No. 6,351,677

United States Patent No. 6,326,843

Swedish Patent No. 0004479-2

Swedish Patent No. 0102345-6

5

EXHIBIT F

CONFIDENTIAL PORTIONS OMITTED

** Indicates that confidential portions are omitted and filed separately with the Commission

SPECIFIC PURCHASE AGREEMENT

for

For 2.1 GHZ Advanced Radio Frequency Power Amplifiers For WCDMA

between

ERICSSON AB, a limited liability company duly incorporated and existing under the laws of Sweden, having its registered office at Torshamnsgatan 23, SE-164 80 Stockholm, Sweden,

and

POWERWAVE TECHNOLOGIES, INC., a Delaware corporation, having its principal office at 1801 E. St. Andrew Place, Santa Ana, CA 92705.

EXHIBIT F

CONFIDENTIAL PORTIONS OMITTED

** Indicates that confidential portions are omitted and filed separately with the Commission

TABLE OF CONTENTS

1	INTEGRATED PART, DEFINITIONS ETC.	3
2	SCOPE OF SUPPLY	4
3	DELAYS	6
4	PRICES AND CURRENCY	6
5	LEAD TIMES	7
6	PACKAGING AND MARKING	7
7	TERMS OF DELIVERY	7
8	TERMS OF PAYMENT	7
9	TERM	7
10	CONTACT PERSONS AND NOTICES	7

Exhibits:

Exhibit 1	Product
Exhibit 2	Estimated Volumes
Exhibit 3	Prices
Exhibit 4	Lead Times
Exhibit 5	Configuration

CONFIDENTIAL PORTIONS OMITTED

** Indicates that confidential portions are omitted and filed separately with the Commission

Specific Purchase Agreement

For 2.1 GHZ Advanced Radio Frequency Power Amplifiers For WCDMA made as of June     , 2003, by and between

ERICSSON AB, a limited liability company duly incorporated and existing under the laws of Sweden, having its registered office at Torshamnsgatan 23, SE-164 80 Stockholm, Sweden, formerly know as Ericsson Radio Access AB (“Ericsson AB”),

and

POWERWAVE TECHNOLOGIES, INC., a Delaware corporation, having its principal office at 1801 E. St. Andrew Place, Santa Ana, CA 92705 (“Seller”).

WHEREAS,

1.	Ericsson AB and Seller have previously entered into that certain General Purchase Agreement, dated as of December 16, 1997 (as amended, the “GPA”), establishing certain general terms and conditions under which Ericsson AB could purchase certain products from Seller; and

2.	The parties have agreed to enter into this Specific Purchase Agreement (“SPA”) to govern future purchases of 2.1 GHZ single carrier advanced radio frequency power amplifiers for WCDMA from Seller.

NOW THEREFORE, the parties agree as follows.

1	INTEGRATED PART, DEFINITIONS ETC.

The GPA shall be an integrated part of this SPA and, accordingly, all terms and conditions in the GPA shall also apply to this SPA. Capitalized terms contained herein shall have the meanings ascribed to them below or as ascribed to them in the GPA (unless otherwise expressly set out below).

Products	means the 2.1 GHZ single carrier advanced radio frequency power amplifiers for WCDMA described in Exhibit 1 attached hereto.

2	SCOPE OF SUPPLY

3

EXHIBIT F

CONFIDENTIAL PORTIONS OMITTED

** Indicates that confidential portions are omitted and filed separately with the Commission

2.1	Obligation to supply

In accordance with the GPA and this SPA, Ericsson AB and the Ericsson Companies, shall be entitled to purchase, and Seller and the Seller Companies are obligated to sell, the Products.

2.2	Obligation to Purchase / Committed volumes

2.2.1	Ericsson AB shall buy the Products from time to time as set forth in applicable Orders.

2.2.2	During the term of this SPA, Ericsson AB agrees to purchase ** units of Product at the prices set forth in Exhibit 3 (the “Purchase Commitment”), subject to Seller meeting all of the material terms and conditions of this SPA and the GPA, including, but not limited to Ericsson’s reasonable quality requirements as set forth in the GPA and Exhibit 1 hereto (in a form to be agreed upon by the parties on or before June 30, 2003), and the delivery dates set forth in Exhibit 2. Ericsson AB shall always have the right to fulfill the Purchase Commitment through purchases of Product by other Ericsson Companies. In addition, should Ericsson AB determine in good faith that it is unable to meet its purchase commitment of ** units of the Product then Ericsson AB shall have the right to fulfill its purchase commitment through purchase of other products by either Ericsson AB or other Ericsson companies. If Seller cannot or otherwise refuses to meet the above stated terms and conditions for a specific Order or part thereof, then the Purchase Commitment shall be reduced by a number of Products equal to the Products to which Seller cannot meet the terms and conditions.

2.2.3	If Seller is contacted by any Ericsson Company and such company is asking for a quotation regarding any Seller products, Seller shall use best endeavors to inform Ericsson AB about the contact without any undue delay.

2.2.4	Seller shall provide to Ericsson AB, within thirty (30) days after the end of each calendar quarter during the term of this SPA, a report outlining the aggregate purchases of Product made by any Ericsson Company during such calendar quarter and over the term of this SPA.

2.3	Road Map Meeting/Future Outsourcings

2.3.1	For a period of three years following the Effective Date, Ericsson AB and Seller agree to meet in person twice per calendar year to discuss each party’s product plans and product requirements for GSM Edge, CDMA and WCDMA radio frequency power amplifiers. The meetings shall be held at mutually agreed upon times and locations. At the meetings Ericsson will discuss changes in its outsourcing strategy with respect to radio frequency power amplifiers and will review Seller’s radio frequency power amplifier product offerings.

2.3.2	In the event that, at any time during the three year period following the Effective Date, Ericsson AB elects to purchase other radio frequency power

4

EXHIBIT F

CONFIDENTIAL PORTIONS OMITTED

** Indicates that confidential portions are omitted and filed separately with the Commission amplifiers from a third party, or elect to have any third party develop and manufacture any radio frequency power amplifiers on their behalf, Ericsson AB intends to always notify, and agrees to use its best endeavors to notify, Seller in writing of such opportunity (excluding only those purchases or developments done with contract manufacturers in the normal course of business as currently conducted by Ericsson AB), and Buyer shall have the right, upon notification, to submit a quotation with respect to such opportunity to Ericsson AB. Ericsson AB agrees to take into account Seller’s knowledge of Ericsson AB’s product lines and the knowledge base of the former employees of the Ericsson Companies that were hired by Seller in evaluating Seller’s quotation or proposal and agree to negotiate the quotation or proposal in good faith. Nothing in this Section 2.3.2 shall be deemed a commitment by Ericsson AB or any Ericsson Company to purchase any such radio frequency amplifiers from Seller. It is hereby agreed and understood between the parties that the intention of this provision is for Ericsson AB to provide Seller the opportunity to submit quotations for any future outsourcing of development and production of radio frequency power amplifiers. The provisions of this Section 2.3.2 shall survive the termination of this SPA for a period of three years from the Effective Date.

2.3.3	Within five (5) months after the Effective Date, Ericsson AB agrees that it shall perform compliance testing of Seller’s Cellular and PCS GSM multicarrier radio frequency power amplifiers together with an Ericsson GSM basestation, in an agreed configuration as defined in Exhibit 5 hereto. The testing will result in a compliance statement for selected/important parameters, including any violation of operational alarms, maintenance requirements and warranties, taking into consideration that the configuration will be used in an FCC environment. The parties agree to fully cooperate with each other to complete such testing within four (4) months after the Effective Date for the 850 MHZ frequency band and five (5) months after the Effective Date for the 1900 MHZ frequency band. The final report will include considerations for product changes if Seller so requires, and if Seller makes such product changes, the parties agree to fully cooperate with each other to complete such testing within three (3) months after delivery of the modified product to Ericsson AB. All testing under this Section 2.3.3 shall be completed within 1 year after the Effective Date. The testing and compliance statement does not imply a commitment on the part of the Ericsson AB or any Ericsson Company to purchase Seller’s GSM multicarrier radio frequency power amplifiers. However, if Ericsson AB decides to fully support and integrate such configuration, Ericsson AB will be entitled to a price from Seller for such GSM multicarrier radio frequency power amplifier products equal to the comparable prices that are then being or will be offered by Seller to any other similarly situated customer of Seller for the same or substantially similar goods sold under substantially similar terms and conditions. For comparison purposes, Seller may exclude non-recurring and promotional sales. In addition, Seller agrees to take into account the following when offering pricing to Ericsson AB: (i) the fact that Ericsson AB is a significant provider of base station equipment; and (ii) the then current marketplace for how GSM multicarrier radio frequency power amplifiers are sold.

5

EXHIBIT F

CONFIDENTIAL PORTIONS OMITTED

** Indicates that confidential portions are omitted and filed separately with the Commission

2.4	Exclusive Supplier. During the Initial Term of this SPA, Ericsson AB appoints Seller as its exclusive worldwide supplier of the Products for use in the Ericsson RBS 3000 Compact BTS and agrees to purchase all of its requirements for the Products up to ** units from Seller, subject to Seller meeting all material terms and conditions of this SPA and the GPA, including, but not limited to, Ericsson’s reasonable quality requirements as set forth in the GPA and Exhibit 1 (in a form to be agreed upon by the parties on or before June 30, 2003) hereto, and the delivery dates set out in Exhibit 2. If Seller for a specific delivery fails to meet the conditions stated above, Ericsson AB shall no longer be bound by this Section 2.4 with respect to such specific delivery and Ericsson AB shall have the right to obtain and purchase the relevant Products reflected in such missed delivery from any other source and the Purchase Commitment shall be reduced by the number of Products reflected in such missed delivery that are purchased from another source.

If, after the earlier to occur of (i) the purchase by Ericsson AB and the Ericsson Companies of ** units of Product under this SPA, or (ii) thirty (30) months after the Effective Date, Ericsson AB reasonably determines that Seller’s prices and/or terms are not competitive with other suppliers in the radio frequency power amplifier industry, then Ericsson AB shall so notify Seller and Seller shall have 30 days to reneogiate reasonable pricing and/or terms. If Ericsson AB and Seller fail to agree in good faith on such modified pricing and/or terms, Ericsson AB shall be relieved of its exclusivity obligations under this Section 2.4, but shall remain subject to the requirements of Section 2.2.2 hereof.

2.5	As further consideration for the agreements of Ericsson AB set forth herein, during the term of this SPA, Seller undertakes not to deliver the Product to any Ericsson AB or Ericsson Company customer or potential customer in the United States and Canada in competition with Ericsson AB or any Ericsson Company if such Product is to be used by such customer together with any Ericsson AB or Ericsson Company product.

3.	DELAYS

Should the delivery of the Products be delayed and provided that: (i) Ericsson AB has not caused the delay; (ii) the delay is not caused by a force majuere event; and (iii) the delivery date is within the lead time for the Product, then Seller is obligated to pay liquidated damages as described below. The liquidated damages shall for each full week of delay be ** percent (**%) of the price referable to the Products that have been delayed or cannot be used as a consequence of the delay. The liquidated damages shall not, however, exceed a total of ** percent (**%) of the price referable to the Products that have been delayed or cannot be used. The payment of liquidated damages shall not relieve Seller from the obligation to deliver the Products. Seller shall not be responsible for liquidated damages to the extent the delay is caused by the freight carrier as long as Seller has timely provided the Product to the freight carrier.

4	PRICES AND CURRENCY

6

EXHIBIT F

CONFIDENTIAL PORTIONS OMITTED

** Indicates that confidential portions are omitted and filed separately with the Commission

The prices for the Product shall be as set out in Exhibit 3 and are contingent upon the lack of material changes to the specifications for the Product set forth on Exhibit 1 hereto. The prices are determined in United States Dollars, unless otherwise expressly stated.

5	LEAD TIMES

The Lead Times for the Products are set out in Exhibit 4.

6	PACKAGING AND MARKING

The Products shall be packed and marked in accordance with the instructions in Exhibit 1.

7	TERMS OF DELIVERY

The terms of delivery shall be FCA (Seller’s place of business) in accordance with INCOTERMS 2000.

8	TERMS OF PAYMENT

Invoices shall be paid within ** (**) days from the date of invoice or from delivery date whichever comes later.

9	TERM

9.1	Coming into Effect

This SPA shall come into force and be effective on June    , 2003 (the “Effective Date”).

9.2	Duration

This SPA shall be applicable for three (3) years from the Effective Date, unless sooner terminated pursuant to the terms of the GPA (the “Initial Term”). The Initial Term of the SPA may be extended upon mutual agreement of Seller and Ericsson AB.

10	CONTACT PERSONS AND NOTICES

The Parties’ contact persons regarding this SPA are set out below and in addition to the provisions in the GPA, any notice, request, demand, consent or other communication which is required or permitted under this SPA shall be deemed given also if delivered personally or sent by telefax or by registered mail as follows:

If to Ericsson AB:	Anders Stänkelström
SE-164 80 Stockholm, Sweden

7

EXHIBIT F

CONFIDENTIAL PORTIONS OMITTED

** Indicates that confidential portions are omitted and filed separately with the Commission

Telefax: +468 50876410

	Or	Ebba Lundblad
Ericsson AB
SE-164 80 Stockholm, Sweden
Telefax: +468 404 57 60

If to Seller:		Powerwave Technologies, Inc.
1801 East Saint Andrews Place
Santa Ana, California 92705
USA
Attn: Chief Financial Officer
Telefax: 714 466 5800

****************************

This SPA has been issued in two (2) original copies of which the parties have taken one (1) each.

Date and place:

ERICSSON AB

POWERWAVE TECHNOLOGIES, INC.

8

EXHIBIT F

CONFIDENTIAL PORTIONS OMITTED

** Indicates that confidential portions are omitted and filed separately with the Commission

EXHIBIT 1

PRODUCT

1. 2.1 GHZ, SCPA WCDMA, Preliminary specification

**

**

Final specification will be updated with at least the following sections

•	Building Practice, Cooling and Mechanical requirements

•	Product Marking, Label and Package requirements

•	Quality Requirements

2. Product must be free from Banned and Restricted substances, 034 01-2294

3. Powerwave must adhere to all legal requirements applicable to the locations where it does business and will use commercially reasonable efforts to comply with the Code of Conduct, 034 01-2432

4. Vendor shall be responsible for deliverables including, but not limited to

•	Supplier’s declaration of conformance

•	UL certification

•	Material Declaration

•	Verification Records

•	Adherence to Product Specifications

•	Quality documents

9

EXHIBIT F

CONFIDENTIAL PORTIONS OMITTED

** Indicates that confidential portions are omitted and filed separately with the Commission

EXHIBIT 2

DELIVERY DATES

Activity	Preliminary Quantity		Due Date Vendor at E///, SE
Protoypes	*	* pc	*	*
Functional Prototype for Base station functional test.	*	* pc	*	*
Full Performance Preseries for System qualification and verification	*	* pc	*	*
Volume production	*	*	*	*

EAB reserves the right to extend any of the due dates set forth above in its sole discretion.

10

EXHIBIT F

CONFIDENTIAL PORTIONS OMITTED

** Indicates that confidential portions are omitted and filed separately with the Commission

EXHIBIT 3

PRICES

The price for Prototypes, Pre series and Volume Products:

Pcs.

Prototypes and Pre Series	$US **

Volume Production:

0-**	$US**
**-**	$US**

11

EXHIBIT F

CONFIDENTIAL PORTIONS OMITTED

** Indicates that confidential portions are omitted and filed separately with the Commission

EXHIBIT 4

LEAD TIMES

Lead Time (LT) for Product without Forecast is ** days, in volume production (delivery from Mar 04).

Lead Time with Forecast (LTWF) for firm purchase orders of the Product is ** working days, as long as such orders are within the Forecasted volume production (delivery from March 04). Forecasted volumes are to be provided a minimum of ** working days in advance of the forecasted deliveries.

12

EXHIBIT F

CONFIDENTIAL PORTIONS OMITTED

** Indicates that confidential portions are omitted and filed separately with the Commission

EXHIBIT 5

CONFIGURATION

BTS to be used:	**.
Number of carriers:	**.
Poweroutput from BTS:	**.
Poweroutput from MCPA:	**
IM:	**
channel configuration:	**
operating temperature:	**
signal quality to comply with:	**
out-of-band characteristics:	**

13

THE ERICSSON LISTS OF BANNED AND RESTRICTED SUBSTANCES

1	PURPOSE

The purpose is to meet laws and legislation or expected new laws and legislation due to strong trends in the countries we are operating in.

2	DIRECTIVE

These lists specify the chemical substances that are generally banned from Ericsson’s operations.

The substances are not to be present in the products Ericsson delivers to the market nor in products Ericsson purchases from other suppliers, and pertains to everything from electronics to furniture and other materials.

Nor shall they be present in the production processes used in fabrication of the products.

A sub-division has been made, with two lists of banned substances and another two lists of substances, which are to eventually phased out. This is to be interpreted such that

•	banned substances shall under no circumstances be present, not even in low concentrations,

•	restricted substances shall be phased out as soon as possible and replaced with technically and economically acceptable alternatives. This assumes that alternative solutions are actively being sought.

The focus of the ban and the restriction are on any deliberate use of the listed chemical substances.

Conversely, the ban or restriction does not apply in any cases where such a presence derives from a natural contamination, that is, an undesired presence in very small concentrations.

3	APPLICATION

All product managers, product design functions and purchasing functions are responsible as well as Ericsson suppliers.

The Ericsson list of banned substances (in products)

	Group of substances	Substance	Chemical name	CAS-number	Main area of use	Main risk
1	Metals	Cadmium and its compounds except in batteries and thick film pastes		Various	Pigments	Toxic
		—	Leadchromate	7758-97-6	Pigments	Bioaccummulative
		Mercury and its compounds except in electric lighting		Various	Electronic equipment.	Toxic
2	CFCs-chlorofluorocarbons	CFC 11	Trichlorofluoromethane	75-69-4	Solvents and coolants	Ozone depletion
		CFC 113	1.1.2-trichloro-1.2.2- trifluoroethane	76-13-1
		CFC 114	Tetrafluorodichloroethane	76-14-2
		CFC 115	Chloropentafluoroethane	76-15-3
		CFC 12	Dichlorodifluoromethane	75-71-8
3	HCFCs-chloroflourohydrocarbons	HCFC 22	Chlorodifluoromethane	75-45-6
4	Brominated flame retardants	PBB- Polybrominated Biphenyls	Dekabromobiphenyl	13654-09-6	Plastics	Bioaccumulative

		PBDE- Polybrominated Diphenylethers	Pentabromodiphenylether	32534-81-9
			Octabromodiphenylether	32536-52-0
			Decabromodiphenylether	1163-19-5
5	Halons-bromofluorochlorocarbons	Halon 1211	Bromodifluorochloromethane	353-59-3	Fire extinguisher	Ozone depletion
		Halon 1301	Bromotrifluoromethane	75-63-8
		Halon 2402	Dibromotetrafluoroethane	124-73-2
6	Chlorinated hydrocarbons	—	Carbon tetrachloride	56-23-5	Solvents	Ozone depletion
		—	Methylene chloride	75-09-2		Carcinogenic
		—	1.1.1-trichloroethane	71-55-6		Ozone depletion
		Chloroparaffins	—	63449-39-8	Lubricants, plasticisers	Bioaccumulative

The Ericsson list of banned substances (in production)

	Group of substances	Substance	Chemical name	CAS-number	Main area of use	Main risk
		CFC 11	Trichlorofluoromethane	75-69-4
		CFC 113	1.1.2-trichloro-1.2.2-trifluoroethane	76-13-1
1	CFCs-chlorofluorocarbons	CFC 114	Tetrafluorodichloroethane	76-14-2
		CFC 115	Chloropentafluoroethane	76-15-3	Solvents
		CFC 12	Dichlorodifluoromethane	75-71-8	and	Ozone depletion
		HCFC 22	Chlorodifluoromethane	75-45-6	coolants
2	HCFCs-chloroflourohydrocarbons	HCFC 141 b	1.1-dichloro-1-fluoroethane	1717-00-6
		HCFC 142 b	1-chloro-1.1-difluoroethane	75-68-3
		—	Carbon tetrachloride	56-23-5		Ozone depletion
3	Chlorinated hydrocarbons	—	Methylene chloride	75-09-2	Solvents	Carcinogenic
		—	1.1.1-trichloroethane	71-55-6		Ozone depletion
		—	Chlorobromomethane	74-97-5
4	Surfactants	Nonylphenolethoxylates	Nonylphenolpolyglycolethers	9016-45-9	Cleaning agents	Bioaccumulative

The Ericsson list of restricted substances (in products)

	Group of substances	Substance	Chemical name	CAS-number	Main area of use	Main risk
		Antimony and its compounds		Various
		Arsenic and its compounds except in semiconductors		Various		Toxic
		Beryllium and its compounds except in berylliumcopperalloys (<3 % Be)		Various	Electronic equipment
		Bismuth	—	7440-69-9		Negative for recycling
		Cadmium in batteries	—	7440-43-9		Carcinogenic
1	Metals	Chromium(VI)compounds	—	18540-29-9	Surface treatment	Allergenic
		Lead and its compounds	—	Various	Electronic equipment, pigments, stabilizers	Bioaccumulative
		Nickel and alloys except in steel alloys. Applicable only when in skin contact		Various	Electronic equipment	Allergenic
		Organo-tin compounds	—	Various	Stabilizers	Toxic
2	Halogenated flame retardants	TBBA, reactive or additive	Tetrabromobisphenol-A	79-94-7	Printed boards	Bioaccumulative
		All others	—	Various	Plastics
		FCs—fluorocarbons	—	Various	Coolants	Global warming potential
3	Halogenated hydrocarbons	HCFCs— chlorofluorohydrocarbons		Various		Ozone depletion
		HFCs—fluorohydrocarbons except coolants		Various	Solvents	Global warming potential
4	Organic compounds	Azo compounds with carcinogenic amino compounds		Various	LCDs, plastics	Carcinogenic
		—	Formaldehyde	50-00-0	Preservatives	Allergenic
5	Plasticisers	Phthalates	Various	Various	Polyvinylchloride (PVC)	Bioaccumulative, ecotoxic
6	Polymers	Halogenated polymers except PVC in power cables		Various	Electronic and mechanical equipment	Corrosion and/or risk of formation of halogenated dibenzodioxins and-furans at uncontrolled fire

The Ericsson list of restricted substances (in production)

	Group of substances	Substance	Chemical name	CAS-number	Main area of use	Main risk
		FCs - fluorocarbons		Various	Coolants	Global warming potential
		HCFCs - chlorofluorohydrocarbons		Various		Ozone depletion
1	Halogenated hydrocarbons	HFCs - fluorohydrocarbons except coolants		Various		Global warming potential
		Perchloroethylene	Tetrachloroethylene	127-18-4	Solvents	Carcinogenic
		—	Trichloroethylene	79-01-6
2	Organic compounds	EDTA	Ethylenediaminetetraaceteic acid	64-02-8	Complexing agent	Bioaccumulative

Code of Conduct

Background

As a global leader of the telecom industry, Ericsson believes that it is important to behave in a socially and ethically exemplary way. We believe that we are responsible for the people who take part in the production and support of our products and services worldwide. We believe that people whose work contributes to our success should not be deprived of their basic human rights, nor be forced to suffer physically or mentally from their work in any way.

Purpose

Ericsson expects employers to respect fundamental human rights, to treat their workforce fairly and with respect. In order to make our position clear to our own staff, our suppliers, and any other affected parties, we have documented a Code of Conduct.

Application

This directive is applicable to all Ericsson operations as well as Ericsson suppliers.

1	Directive

1.1	Obligation to inform

This is an open document and shall be displayed in such a way that anyone whose work contributes to our products and services is aware of our Code of Conduct. It is the responsibility of suppliers to ensure that their employees and subcontractors are informed about and comply with this Code. Ericsson is prepared to clarify the content and associated requirements of this document upon request.

2	Legal requirements

All of our suppliers must, in all activities, obey national and regional statutory requirements in the countries in which they are operating. Should any of the requirements stated in this document be in violation of the law in any country or territory, the local law should always take precedence. In such case, a supplier must immediately inform Ericsson. It is, however, important to understand that Ericsson’s requirements are not limited to the requirements of national laws.

3	Workers’ rights

3.1	Basic human rights

Anyone who works directly or indirectly for Ericsson should be entitled to his or her basic human rights.

Ericsson does not accept the use of bonded workers, forced labor, prisoners or illegal workers. If foreign workers are employed on a contract basis, they should never be required to remain in employment against their will. The employer covers all commissions and the recruitment agency fees.

We do not accept that workers are subject to corporal punishment, mental or physical disciplinary action, or sexual harassment. We recommend that all workers are free to peacefully and lawfully join associations of their own choosing, and have the right to bargain collectively.

No worker should be discriminated against because of age, race, gender, religion, sexual orientation, marital or maternity status, political opinion or ethnic background. We recommend that all workers with the same experience and qualifications receive equal pay for equal work.

All workers are entitled to an employment contract.

3.2	Wages and working hours

Legislated minimum wages should be a minimum, rather than a recommended level. Wages should be paid regularly and on time. A workweek must not exceed the legal hourly limit, and all overtime work should be properly compensated.

Workers should be granted stipulated annual leave, sick leave and maternity/paternity leave without any form of repercussions. Dismissal of female workers due to pregnancy is not acceptable.

4	Safety

4.1	Definition of building

A building in this context is a structure with a roof and walls used for any activities that support the supply chain.

4.2	Building and fire safety

Ericsson requires that worker safety is always a priority concern. Buildings must have clearly marked exits, and preferably emergency exits on all floors. We recommend that all exit doors should open outwards. Exits should not be blocked by equipment, products, cartons or debris, and should be well lit. If emergency exits are locked, the keys should be easily accessible at all times from the inside of the building, e.g. behind breakable glass near the door, or quickly unlockable without keys from the inside. All workers should be informed of the safety arrangements in the building, such as emergency exits, fire extinguishers, first aid equipment, etc. An evacuation plan should be displayed on every floor of a building and the fire alarm should be tested regularly. Regular evacuation drills are recommended.

4.3	First aid

First aid equipment must be available in a building, and at least one person in each department should be trained in basic first aid. It is recommended that a doctor or nurse is available on short notice in the event of an accident on the premises. The employer should cover the costs (not covered by social security) of medical care for injuries incurred on their premises.

5	Workplace conditions

It is important for all workers’ well being, that chemicals are handled in a safe and correct way. All chemicals should be marked.

The temperature and noise level of the work environment should be tolerable. Ventilation should be adequate. Lighting should be sufficient for the work performed.

The workplace should have an adequate number of clean sanitary facilities, which are preferably separated for men and women. Workers should have access to these facilities without unreasonable restrictions.

6	Housing conditions

Where staff housing facilities are provided, we require that workers’ safety is a priority concern. The recommended safety and workplace conditions described under 5 and 6 above are applicable to these housing facilities. All workers should be provided with their own individual bed, and the living space per worker must meet the minimum legal requirement.

Dormitories, toilets and showers should be separated for men and women. There should be no restriction on workers’ rights to leave the dormitory during off-hours.

Fire alarms, fire extinguishers, unobstructed emergency exits and evacuation drills are of particular importance in dormitory areas.

7	Environmental issues

The environment is of increasing concern globally and Ericsson expects its suppliers to comply with applicable environmental laws and regulations and fulfill the terms of Ericsson environmental requirements.

8	Child labor

8.1	Child labor code

Ericsson bases its child labor code on the UN Convention on the Rights of the Child, article 32.1.

We recognize the rights of every child to be protected from economic exploitation and from doing work that is likely to be hazardous to their physical, mental or spiritual health, harmful to their moral or social development, or interfere with their education.

8.2	Definition of child labor

A child in this context is a person younger than 15 years of age, or 14 years of age in accordance with the exceptions for developing countries as set out in Article 2.4 in the ILO Convention No.138 on Minimum Age.

8.3	Implementation of our child labor code

Ericsson does not accept child labor. We acknowledge that it exists and realize that it cannot be eradicated by simply setting up rules or inspections, but by actively contributing to the improvement of children’s social situations. Thus, we endeavor to improve the situation for any child affected by our ban on child labor. If we find that a child (see definition under 3.2) is working in the production of Ericsson products, we will request that the employer acts in accordance with the overall best interests of the child. We will not ask an employer to dismiss a child and we will cooperate in seeking a satisfactory solution that takes into account the child’s age, social situation and education. A satisfactory solution is whatever improves an individual child’s overall situation. The employer should cover the costs for this.

8.4	Enforcement of our child labor code

Ericsson will discontinue cooperation with any party that persists in non-compliance with our child labor code.

8.5	Apprenticeship programs

Ericsson accepts apprenticeship programs for children between the ages of 12 and 15 years in countries where the law permits such programs, but only under certain conditions. The total numbers of hours spent on light work and school together should never exceed seven hours per day (ILO Convention No. 33). The employer must be able to prove that work is not interfering with the child’s education, that apprenticeship is limited to a few hours per day, that the work is light and clearly aimed at training, and that the child is properly compensated. We will not accept apprenticeship programs that do not comply with these terms.

8.6	Special recommendations

Ericsson acknowledges that according to Article 1 of the UN Convention on the Rights of the Child, a person is a child until the age of 18. We therefore recommend that children in the age group 15-18 years be treated accordingly, i.e. by limiting the total number of working hours per day and implementing appropriate rules for overtime.

9	Monitoring and enforcement

9.1	The principle of trust and cooperation

Ericsson expects all its workers, suppliers and their subcontractors to respect this Code of Conduct and to actively do their utmost to achieve its standards. We are prepared to cooperate with our suppliers to achieve adequate solutions. We are also prepared to take cultural differences and other relevant factors into consideration, but we will not compromise on the fundamental requirements described in this document.

9.2	Monitoring

All suppliers are obliged to keep Ericsson informed about where each order is produced. Ericsson reserves the right to make unannounced visits to sites where people work directly or indirectly for Ericsson. We also reserve the right to let an independent party (e.g. a Non-Governmental Organization) make inspections.

STRADLING YOCCA CARLSON & RAUTH

JOHN C. KANG DIRECT DIAL: (949) 725-4178 JKANG@SYCR.COM	A PROFESSIONAL CORPORATION ATTORNEYS AT LAW 660 NEWPORT CENTER DRIVE, SUITE 1600 NEWPORT BEACH, CA 92660-6422 TELEPHONE (949) 725-4000 FACSIMILE (949) 725-4100

SAN FRANCISCO OFFICE

44 MONTGOMERY STREET, SUITE 4200

SAN FRANCISCO, CALIFORNIA 94104

TELEPHONE (415) 283-2240

FACSIMILE (415) 283-2255

SANTA BARBARA OFFICE

302 OLIVE STREET

SANTA BARBARA, CALIFORNIA 93101

TELEPHONE         (805) 564-0065

FACSIMILE            (805) 564-1044

EXHIBIT G

CONFIDENTIAL PORTIONS OMITTED

** Indicates that confidential portions are omitted and filed separately with the Comission.

June     , 2003

BY FEDEX AND FACSIMILE

Glen Chernick, Esq.

CHICAGO TITLE INSURANCE COMPANY

330 Old Country Road

Mineola, New York 11501

Re:	Title Order No. 3803-00416

49 Wireless Boulevard, Hauppauge, Suffolk County, New York (“Property”)

Dear Glen:

Chicago Title Insurance Company (“Title Company”) issued a title insurance commitment under Order No. 3803-00416, dated June 5, 2003 (the “Commitment”). POWERWAVE TECHNOLOGIES, INC., a Delaware corporation (“Powerwave”) and ERICSSON AMPLIFIER TECHNOLOGIES INC., a New York corporation, formerly known as MPD Technologies, Inc. (“Ericsson”), entered into an Asset Purchase Agreement (the “Purchase Agreement”), pursuant to which Ericsson agreed to sell to Powerwave, and Powerwave agreed to acquire from Ericsson, among other assets specified in the Purchase Agreement, the Property referenced above.

When Title Company is prepared to issue an ALTA Extended Coverage Owner’s Policy of Title Insurance (Form 10-17-92) (the “Policy”), which Policy is to be in the amount of FIVE MILLION TWO HUNDRED THOUSAND DOLLARS ($5,200,000.00), insuring Powerwave as the sole, fee owner of the Property, subject only to (i) the standard, preprinted exceptions to the Policy; (ii) nondelinquent real property taxes; and (iii) Schedule B exceptions 6, 7, 8, 9, 10, 11, 12, 13 and 16, as set forth in the Commitment, together with the following endorsements: (A) Waiver of Arbitration and (B) Land Same as Survey. Upon receipt of written or verbal instructions from the undersigned and Kirk Sharpe, counsel for Ericsson, you shall promptly date (if undated) and record the deed and all other documents required to be recorded to effectuate the conveyance of the Property and appurtenant interests to Powerwave in accordance with the terms of the Purchase Agreement.

Glen Chernick, Esq.

June    , 2003

Page Two

Upon recording of all the documents referenced above, please direct the county recorder’s officer to deliver the original deed to Perry Tarnofsky, Powerwave Technologies, Inc., 1801 East Saint Andrews Place, Santa Ana, California 92705, and deliver copies of documents delivered to your office in connection with this transaction to the undersigned and Kirk Sharpe, 6300 Legacy Drive, Plano, Texas 75024.

Please acknowledge the receipt of these instructions and your agreement to comply with the same by signing and returning to the undersigned the enclosed copy of this letter. Notwithstanding our failure to receive the return copy of this letter, your act of recording the deed from Ericsson to Powerwave shall constitute evidence of your agreement to comply with the foregoing instructions. These instructions may only be modified by a writing signed by you and the undersigned.

Very truly yours,

STRADLING YOCCA CARLSON & RAUTH

John C. Kang

JOINTLY INSTRUCTED BY:

Kirk Sharpe, Esq.,
Counsel for Ericsson

JCK:llm

cc:	Mr. Perry Tarnofsky

AGREED AND ACCEPTED THIS         DAY OF JUNE 2003:

CHICAGO TITLE INSURANCE COMPANY

By:
Name:
Title:

CONFIDENTIAL PORTIONS OMITTED

** Indicates that confidential portions are omitted and filed separately with the Commission

EXHIBIT H

LUCENT REPAIR/UPGRADE TERMS AND CONDITIONS

STATEMENT OF WORK

This Statement of Work (“SOW”) along with the attached terms and conditions (collectively the Agreement”) is made between Lucent Technologies Inc. (“Company”) having an office at 67 Whippany Road, Whippany, New Jersey and Ericsson Amplifier Technologies Inc. (“Supplier”) having a place of business at 49 Wireless Blvd., Hauppauge, New York and shall represent the entire agreement between the parties as it relates to the work as defined herein.

MATERIAL

“Material” as used in this SOW shall refer to Supplier’s radio frequency amplifiers, part numbers EB500340-1, -2, -3, & -4, Company’s comcode 407915545, KS-24427, Issue 1.3.

AGREEMENT EFFECTIVE PERIOD

The term of this Agreement shall be effective as of November 25, 2002, (“Effective date”) and shall remain in effect until November 25, 2003 (“Term”). This Term may be extended, by mutual agreement, if all Material is not returned to the Supplier within the Term.

SCOPE OF WORK

A failure mode analysis has determined that there is a reliability problem with the AR1 SNA-486 device manufactured by Sirenza (“Defective Material”). Supplier shall replace the 486 Device with Sirenza’s SGA-6386 (“Replacement Material”).

Company will recall all Material that has been purchased from Supplier, up to ** units, and Supplier agrees to upgrade Material with the Replacement Material for a unit price of $**. Minor defects found by Supplier during this process will be repaired at no additional charge to Company. Major defects/damage will be evaluated and repair estimates will be provided to Company for authorization prior to Supplier performing repairs.

The work (“Upgrade Services”) for the Material shall commence on the November 25, 2002 and be completed no later than expiration date of the Term as defined above (“Upgrade Period”). Supplier has agreed to increase current repair capacity of eighty (80) units to three hundred (300) units per week in order to meet this Upgrade Period. Start of this increased rate is to be determined and is contingent upon Company providing Supplier sufficient Material to sustain the agreed to weekly capacity. Sufficient material is equivalent to having twice the total weekly capacity on-hand at Supplier’s facility in Hauppauge, NY.

TERMS AND CONDITIONS

See Attached

DISTRIBUTORS

For purposes of this SOW, an integrated distributor or contract manufacturer (“Distributor”) shall be defined as a Company approved third party provisioning supplier acting as an agent for Company in the purchase of Upgraded Materials and/or Upgraded Services exclusively for Company. Supplier acknowledges and agrees that it shall pass through to the Distributor the same contract pricing, delivery metrics, and warranty terms as agreed upon and afforded to Company under the Agreement unless otherwise mutually agreed upon by Company, Supplier, and the applicable Distributor. The Distributor and Company shall be fully responsible for title, risk of loss, payment, inspection, acceptance, and all other aspects of the procurement of such Upgraded Materials and/or Upgraded Services pursuant to Company’s agreement with such Distributor.

Any contract or purchase order issued by a Distributor and/or Company under this Agreement will be a contractual relationship between the Distributor or Company, as applicable, and the Supplier, and Supplier shall look to the Distributor or Company for performance of the Distributor’s obligations under such contract or purchase order.

DELIVERY OF UPGRADED MATERIAL

Supplier agrees that Upgraded Material provided under this Agreement will be shipped to the domestic location designated by Company within thirty (30) days of receipt of the Material from Company or Distributor.

WARRANTY OF UPGRADED MATERIAL

Supplier warrants that Upgraded Material will conform to and perform in accordance with its original specification.

The Upgraded Material shall be warranted for the remainder of the warranty period or for sixty (60) days after the Upgraded Material is provided to Company, whichever is later.

In addition, for any Replacement Material, if the component parts contain one or more manufacturers’ warranties, Supplier assigns such warranties to Company and its customers for the full duration thereof. All warranties shall survive inspection, acceptance, and payment.

NOTICES—Any notice or demand which under the terms of this Agreement or under any statute must or may be given or made by either party shall be in writing and shall be given or made by confirmed facsimile, or similar communication or by certified or registered mail addressed to the respective parties as follows:

Legal notices:	To Lucent:	Lucent Technologies, Inc.
Corporate Counsel
Law Division
600 Mountain Ave,
Murray Hill, NJ 07974
USA
	Fax:	908-582-6869

	To Ericsson:	Ericsson Amplifier Technologies Inc.
Attn: Jerry Michels
Voice: 631-357-8420
Fax: 631-357-8212

All Notices:	To Lucent:	Lucent Technologies Inc.
Supply Chain Networks
Attn: Kellie D. Willey
Voice: 410-376-3368
Fax: 410-376-3368

	To Ericsson:	Ericsson Amplifiers Technologies Inc,
Attn: Jerry Michels
Voice: 631-357-8420
Fax: 631-357-8212

The effective dates of such notice shall be (1) the date of such facsimile as evidenced in the successful facsimile transmission report, (2) five days following the date mailed for certified or registered letters and (3) two days following the date mailed for overnight letters, or (3) when delivered, if in person. The above addresses may be changed at any time by giving prompt written notice as provided above.

DISPUTE RESOLUTION: LEGAL ACTION

If the parties have any dispute relating to this Agreement or any SOW, they shall use all reasonable, good faith efforts to initially resolve it through direct discussions and shall not file any legal action before complying with this paragraph. The party invoking this dispute resolution procedure shall give the other party written notice that describes the dispute in detail (a “Dispute Notice”). Each party shall then choose an Authorized Representative with the authority to resolve the dispute, who will meet or communicate within ten (10) business days of receipt of the Dispute Notice. If the Authorized Representatives cannot resolve the dispute within thirty (30) days from their first meeting or communication, the parties may then continue to pursue, in a court of competent jurisdiction, any and all remedies available to it at law or in equity. Notwithstanding the aforementioned, nothing in this section shall prohibit a party from seeking injunctive relief at any time in a court of competent jurisdiction.

ENTIRE AGREEMENT

The provisions of this Agreement and orders issued pursuant to this Agreement shall supersede all prior and current oral and written communications, agreements, and understandings of the parties with respect to the subject matter of this Agreement and shall constitute the entire agreement between the parties. This Agreement shall not be modified or rescinded, except by a writing signed by both parties. Provisions on the reverse side of Company’s orders and all provisions on Supplier’s forms shall be deemed deleted.

LUCENT TECHNOLOGIES INC.		ERICSSON AMPLIFIER TECHNOLOGIES INC

By:		By:
	(Signature)		(Signature)

Name:	Kellie D. Willey	Name:	Jerry Michels

Title:	Supplier Relationship Manager	Title:	Manager, Program Management

Date:		Date:

Attachment A

TERMS AND CONDITIONS

ACCEPTANCE AND AGREEMENT—Acceptance of this offer to purchase by acknowledgment, shipment or other performance shall be unqualified, unconditional and subject to and expressly limited to the terms and conditions of this Agreement. All previous offers by Suppliers are hearby rejected. Acceptance of materials, Work or services, payment or any inaction by Company shall not constitute the entire agreement between the parties with respect to the subject matter of this Agreement and the order(s) and shall not be modified or rescinded, except by a writing signed by Supplier and Company. If a contract number is referenced on the front side of this order, the terms and conditions of that contract shall supersede the terms and conditions on the back side of this order. All provisions on Supplier’s forms shall be deemed deleted. The provisions of this Agreement supersede all contemporaneous oral agreements and all prior oral and written communications and understandings of the parties with respect to the subject matter of this Agreement.

ASSIGNMENT—Supplier shall not assign any right or interest under this Agreement (except solely for moneys due or to become due) or delegate any obligation under this Agreement without the prior written consent to Company for all Work performed by Supplier’s subcontractor(s) at any tier.

CHOICE OF LAW—This Agreement and all transactions under it shall be governed by the laws of the State of New Jersey excluding its choice of law rules and excluding the Convention for the International Sales of Goods. Supplier agrees to submit to the jurisdiction of any court wherein an action is commenced against Company based on a claim for which Supplier has agreed to Indemnity Company under this Agreement. In all disputes between the parties arising under this Agreement, Supplier agrees to submit to the jurisdiction of the New Jersey State and Federal courts.

COMPLIANCE WITH LAWS—Suppliers and persons furnished by Supplier shall comply at their own expense with all applicable laws, ordinances, regulations and codes, including the identification and procurement of required permits, certificates, licenses, approvals and inspections in performance under this Agreement.

FORCE MAJEURE—Neither party shall be held responsible for any delay or failure in performance of any part of this Agreement to the extent such delay or failure is caused by fire, flood, strike, civil, governmental or military authority, act of God, or other similar causes beyond its control and without the fault or negligence of the delayed or nonperforming party or its subcontractors. Supplier’s liability for loss or damage to Company’s material in Supplier’s possession or control shall not be modified by this clause. When a party’s delay or nonperformance continues for a period of at least fifteen (15) days, the other party may terminate at no charge, this Agreement or an order under the Agreement.

HEAVY METALS AND/OR CFC IN PACKAGING—Supplier warrants to Company that no lead, cadmium, mercury, or hexavalent chromium have been intentionally added to any packaging or packaging component (as defined under applicable laws) to be provided to Company this Agreement and that packaging materials were not manufactured using and do not contain chlorofluorocarbons. Supplier further warrants to Company that the sum of the concentration levels of lead, cadmium, mercury, and hexavalent chromium component provided to Company under this Agreement does not exceed 100 parts per million. Upon request, Supplier shall provide to Company Certificates of Compliance certifying that the packaging and/or packaging components provided under this Agreement are in compliance with the requirements set forth above in this clause.

IDENTIFICATION—Supplier shall not, without company’s prior written consent, engage in publicity related to this Agreement, or make public use of any identification in any circumstances related to this Agreement, “identification” means any semblance of any trade name, trademark, service mark, insignia, symbol, logo, or any other designation or drawing of Lucent Technologies Inc. or its affiliates. Supplier shall remove or obliterate any identification prior to any use or disposition of any material rejected or not purchased by Company.

IMPLEADER—Supplier shall not implead or bring an action against Company based on any claim by any person for personal injury or death to an employee of Company for which Company has previously paid or is obligated to pay worker’s compensation benefits to such employee or claimant and for which such employee or claimant could not otherwise bring legal action against Company.

INDEMNITY—At Company’s request, Supplier agrees to indemnity, defend and hold harmless Company, its affiliates, Customers, employees, successors and assigns (all referred to as “Company”) from and against any loses, damages, claims, fees, penalties and expenses (including reasonable attorney’s fees) that arise out of result form: (1) injuries or death to persons or damage to property, including theft, in any way arising out of or caused by the Work or services performed by, or material provided by Supplier or persons furnished by Supplier; (2) assertions under Workers’ Compensation or similar acts made by persons furnished by Supplier; or (3) any failure of Supplier to perform its obligations under this Agreement.

INFRINGEMENT—Supplier shall indemnify and save harmless Company, its affiliates and their customers, officers, directors, and employees (all referred to in this clause as “Company”) from and against any losses, damages, liabilities, fines, penalties, and expenses (including reasonable attorneys’ fees) that arise out of or result from any and all claims (1) of infringement of any patent, copyright, trademark or trade secret right, or other intellectual property right, private right, or any other proprietary or personal interest, and (2) related by circumstances to the existence of this Agreement or performance under or in contemplation of it (an Infringement Claim). If the Infringement Claim arises solely from Supplier’s adherence to Company’s written instructions regarding services or tangible or intangible goods provided by Supplier (Items) and if the Items are not (1) commercial items available on the open market or the same as such items, or (2) items of Supplier’s designated origin, design or selection, Company shall indemnify Supplier. Company or Supplier (at Company’s request) shall defend or settle, at its own expense any demand, action or suit on any Infringement Claim for which it is indemnitor under the preceding provisions and each shall timely notify the other of any assertion against it of any Infringement Claim and shall cooperate in good faith with the other to facilitate the defense of any such Claim.

INSURANCE—Supplier shall maintain and cause Supplier’s subcontractors to maintain during the term of this Agreement: (1) Workers’ Compensation insurance as prescribed by the law of the state or nation in which the Work is performed; (2) employer’s liability insurance with limits of at least $500,000 for each occurrence; (3) automobile liability insurance if the use of motor vehicles is required, with limits of at least $1,000,000 combined single limit for bodily injury and property damage per occurrence; (4) Commercial General Liability (“CGL”) insurance, ISO 1988 or later occurrence form of insurance, including Blanket Contractual Liability and Broad Form Property Damage, with limits of at least $1,000,000 combined single limit for bodily injury and property damage per occurrence; and (5) if the furnishing to Company (by sale or otherwise) of material or construction services is involved, CGL insurance endorsed to include products liability and completed operations coverage in the amount of $5,000,000 per occurrence. All CGL and automobile liability insurance shall designate Lucent Technologies Inc., its affiliates, and its directors, officers and employees (all referred to as “Company”) as additional insured. All such insurance must be primary and non-contributory and required to respond and pay prior to any other insurance or self-insurance available. Any other coverage available to Company shall apply on an excess basis. Supplier agrees that Supplier, Supplier’s insurer(s) and anyone claiming by, through, under or in Supplier’s behalf shall have no claim, right of action or right of subrogation against Company and its customers based on any loss or liability insured against under the foregoing insurance. Supplier and Supplier’s subcontractors shall furnish prior to the start of Work certificates or adequate proof of the foregoing insurance, including if specifically requested by Company, endorsements and policies. Company shall be notified in writing at least thirty (30) days prior to cancellation of or any change in the policy. Insurance companies providing coverage under this Agreement must be rated by A-M Best with at least an A- rating.

INVOICING FOR GOODS—Supplier shall: (1) render original invoice, or as otherwise specified in this Agreement, showing Agreement and order number, through routing and weight; (2) render separate invoices for each shipment within twenty-four (24) hours after shipment; and (3) mail invoices with copies of bills of lading and shipping notices to the address shown on this Agreement or order. If prepayment of transportation charges is authorized, Supplier shall include the transportation charges from the FOB point to the destination as a separate item on the invoice stating the name of the carrier used.

MEDIATION—If a dispute relates to this Agreement, or its breach, and the parties have not been successful in resolving such dispute through negotiation, the parties agree to attempt to resolve the dispute through mediation by submitting the dispute to a sole mediator selected by the parties or, at any time at the option of a party, to mediation by the American Arbitration Association (“AAA”). Each party shall bear its own expenses and an equal share of the expenses of the mediator and the fees of the AAA. All defenses based on passage of time shall be suspended pending the termination of the mediation. Nothing in this clause shall be construed to preclude any party from seeking injunctive relief in order to protect its rights pending mediation.

PAYMENT TERMS—Net 30 days.

RIGHT OF ENTRY—Each party shall have the right to enter the premises of the other party during normal business hours with respect to the performance of this Agreement including an inspection or a Quality Review, subject to all plant rules and regulations, clearances, security regulations and procedures as applicable. Each party shall provide safe and proper facilities for such purpose.

SHIPPING—Supplier shall: (1) ship the material covered by this Agreement or order complete unless instructed otherwise; (2) ship to the destination designated in the Agreement or order; (3) ship according to routing instructions given by Company; (4) place the Agreement and order number on all subordinate documents; (5) enclose a packing memorandum with each shipment and, when more than one package is shipped, identify the package containing the memorandum; and (6) mark the Agreement and order number on all packages and shipping papers. Adequate protective packing shall be furnished at no additional charge. Shipping and routing instructions may be furnished or altered by Company without writing. If Supplier does not comply with the terms of the FOB clause of this Agreement or order or with Company’s shipping or routing instructions, Supplier authorizes Company to deduct from any invoice of Supplier (or to charge back to Supplier), any increased costs incurred by Company as a result of Supplier’s noncompliance.

SOFTWARE LICENSE GRANT—Company shall have a world-wide, non-exclusive, royalty-free, perpetual, transferable license to use, reproduce and sublicense all software furnished to Company by Supplier under this Agreement. Company will not reverse compile or disassemble the software, nor will Company reproduce the software for the purpose of furnishing it to others.

SUPPLIER’S INFORMATION—Supplier shall not provide under, or have provided in contemplation of, this Agreement any idea, data, program, technical, business or other intangible information, however conveyed, or any document, print, tape, disc, semiconductor memory or other information-conveying tangible article, unless Supplier has the right to do so, and Supplier shall not view any of the foregoing as confidential or proprietary.

SURVIVAL OF OBLIGATIONS—The obligations of the parties under this Agreement, which by their nature would continue beyond the termination, cancellation or expiration of this Agreement, shall survive termination, cancellation or expiration of this Agreement.

TAXES—Company shall reimburse Supplier only for the following tax payments with respect to transactions under this Agreement unless Company advises Supplier that an exemption applies: state and local sales and use taxes, as applicable. Taxes payable by Company shall be billed as separate items on Supplier’s invoices and shall not be included in Supplier’s prices. Company shall have the right to have Supplier contest any such taxes that Company deems improperly levied at Company’s expense and subject to Company’s direction and control.

TITLE AND RISK OF LOSS—Title and risk of loss and damage to material purchased by Company under this Agreement shall vest in Company when the material has been delivered at the FOB point. If this Agreement or an order issued pursuant to this Agreement calls for additional services to be performed after delivery, Supplier shall retain title and risk of loss and damage to the material until the additional services have been performed. If Supplier is authorized to invoice Company for material upon shipment or prior to the performance of additional services, title to material shall vest in Company upon payment of the invoice, but risk of loss and damage shall pass to Company when the additional services have been performed.

USE OF INFORMATION—Supplier shall view as Company’s property any idea, data, program, technical, business or other intangible information, however conveyed, and document, print, tape, disc, tool, or other tangible information-conveying or performance-aiding article owned or controlled by Company, and provided to, or acquired by, Supplier under or in contemplation of this Agreement (Information). Supplier shall, at no charge to Company, and as Company directs, destroy or surrender to Company promptly at its request any such article or any copy of such information. Supplier shall keep information confidential and use it only performing under this Agreement and obligate its employees, subcontractors and others working for it to do so, provided that the foregoing shall not apply to information previously known to Supplier free of obligation, or made public through no fault imputable to Supplier.

WARRANTY—For New Material—Seller warrants for a period of fourteen (14) months from the date of original shipment that the product will be free from defects in material and workmanship and will be in conformity with the specifications and drawings included in the contract (the “Specifications”); provided, however, that this warranty shall not apply to any product which is opened or altered without written authorization of the Seller, shall have been abused or misused physically or electrically, or on which the trademark shall have been defaced or obliterated. Buyer shall request written return material authorization within the warranty period prior to the return of any nonconforming supplies. If a product is found defective or not in conformance with the Specifications, it will be subject to adjustment only if written authorization is requested within fourteen (14) months from the date of the original shipment by Seller and within thirty (30) days of the discovery of the defect by the Buyer. Returned product should list types and quantities of products involved, the reason for the return, information concerning operation conditions involved, and the period of use. In addition, the Buyer’s purchase order number and, where possible, the original invoice number covering the original purchase of the products involved must be shown. Returned products must be shipped, transportation prepaid, by the most practical method of shipment. Shipping costs will be credited to the Buyer for all products found to be subject to warranty adjustment. Excessive transportation costs will not be allowed. Seller can accept no billing for packing, inspection, labor charges or other incidental costs in connection with any products returned for adjustment. Unless otherwise requested by the Buyer, returned products found not subject to warranty adjustment will be sent back to the Buyer, transportation collect. With respect to products found defective or not in conformity with applicable Specifications, adjustment will take the form, at Seller’s option, of a replacement or repair of the defective or nonconforming product. Buyer’s sole and exclusive remedy for breach of warranty is limited to repair or replacement of defective product as set forth herein. THIS WARRANTY IS IN LIEU OF ALL OTHER WARRANTIES WHETHER WRITTEN OR ORAL., EXPRESS OR IMPLIED (INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE). IN NO EVENT WILL SELLER BE LIABLE FOR INDIRECT, SPECIAL, CONSEQUENTIAL OR INCIDENTAL DAMAGES ARISING FROM BREACH OF THIS WARRANTY. In the event of replacement pursuant to the foregoing warranty or at Buyer’s expense, such warranty shall apply to the replaced product. In the event of repair pursuant to the foregoing warranty or at Buyer’s expense, the validity of the foregoing warranty will be fourteen (14) months from the date of shipment of repaired product less the period of time between the date of original shipment and the date of which Seller received return of the product for repair.

For Replacement Material—Warranty period shall be as defined in the SOW.

CHANGES—Company may at any time during the progress of the Work require additions, deductions or deviations (all hereinafter referred to as a “Change”) from the Work. No Change shall be considered as an addition, alteration or deduction from the Work nor shall Supplier be entitled to any compensation for work done pursuant to or in contemplation of a Change, unless made pursuant to a written Change Order issued by Company.

INVOICING FOR SERVICES—Supplier’s invoices shall be rendered upon completion of the Work and shall be payable when the Work has been performed to the satisfaction of Company. The Work shall be delivered free from all claims, liens, and charges whatsoever. Company reserves the right to require, before making payment, proof that all parties furnishing labor and materials for the Work have been paid.

PLANT RULES—Supplier shall become acquainted with conditions governing the delivery, receipt and storage of materials at the site of the Work so that Supplier will not interfere with Company’s operations. Storage space will not necessarily be provided adjacent to the site of the Work. Therefore, Supplier shall be expected to select, uncrate, remove and transport materials from the storage areas provided. Company is not responsible for the safekeeping of Supplier’s property on Company premises. Supplier shall not stop, delay or interfere with Company’s work schedule without the prior approval of Company’s Representative. Supplier shall provide and maintain sufficient covering and take any other precautions necessary to protect Company’s stock, equipment and other property from damage due to Supplier’s performance of the Work.

SUPPLIER’S EMPLOYEES AND SUBCONTRACTORS—Supplier shall not delegate or subcontract any Work or other obligation under this Agreement without the prior written consent of Company. If any of the Work is dependent on work done by others, Supplier shall inspect and promptly report to Company’s Representative any defect that renders such other work unsuitable for Supplier’s proper performance. All persons furnished by Supplier shall be considered solely Supplier’s employees or agents, and Supplier shall be responsible for payment of all unemployment, social security and other payroll taxes, including contributions when required by law.

TERMINATION—In the event the Buyer provides written notice to the Seller of its intent to terminate the purchase order, in whole or part, for Seller’s failure to perform in accordance therewith, the Seller shall be entitled to a sixty (60) day period from such notice to cure such failure. If after expiration of this sixty (60) day period, the Seller has not cured such failure, the Buyer’s sole remedy shall be to terminate the purchase order, in whole or part as applicable, at no cost. This order may not be terminated for convenience.

AMENDMENT TO ASSET PURCHASE AGREEMENT

This Amendment to Asset Purchase Agreement (“Amendment”) is made and entered into effective as of June 25, 2003 by and between Powerwave Technologies, Inc. (“Buyer”), Ericsson Amplifier Technologies Inc. (“Seller”), Microwave Power Devices, Inc. (“MPD”) and Ericsson AB (“EAB”).

R E C I T A L S

A. Buyer, Seller, MPD and EAB have entered into an Asset Purchase Agreement dated as of June 12, 2003 (“Agreement.”)

B. Buyer, Seller, MPD and EAB desire to amend the Agreement as provided herein.

NOW THEREFORE, in consideration of the above recitals and the mutual covenants and conditions contained below, Buyer, Seller, MPD and EAB hereby agree as follows:

1. Section 3.5 of the Agreement shall be revised to read in full as follows:

“3.5 Termination. This Agreement may be terminated and the transactions herein contemplated may be abandoned at any time prior to the Closing:

(a) By mutual written consent of Buyer and Seller; or

(b) By Buyer or Seller, if the transactions contemplated by this Agreement have not been consummated on or before July 11, 2003 (provided that the provisions of Section 13.8 shall survive such termination).”

2. Except as provided herein the terms and conditions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the undersigned parties have executed this Amendment as of the dates indicated below.

ERICSSON AMPLIFIER TECHNOLOGIES, INC.		POWERWAVE TECHNOLOGIES, INC.

By:	/s/ KENNETH JOHANSSON	By:	/s/ KEVIN T. MICHAELS
Title:	President and CEO	Title:	Chief Financial Officer

Date: June 25, 2003		Date: June 25, 2003

MICROWAVE POWER DEVICES, INC.

By:	/s/ KENNETH JOHANSSON
Title:	President

Date: June 25, 2003

ERICSSON AB

By:	/s/ KARL-HENRIK SUNDSTROM
Title:	Chief Executive Officer

Date: June 25, 2003

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